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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BUCKEYE PARTNERS, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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One Greenway Plaza
Suite 600
Houston, Texas 77046

April 21, 2014

To Our Limited Partners:

        You are cordially invited to attend the 2014 annual meeting of limited partners of Buckeye Partners, L.P. to be held on Tuesday, June 3, 2014 at The Houston City Club, One City Club Drive, Houston, Texas 77046, commencing at 9:00 a.m. local time. A notice of the annual meeting, proxy statement and proxy card are enclosed. We also have enclosed our 2013 Annual Report and Form 10-K for the fiscal year ended December 31, 2013.

        The board of directors of our general partner has called this annual meeting for you to consider and act upon items described in this proxy statement.

        Your vote is important.    Whether or not you plan to attend the annual meeting, please cast your vote by completing, signing and dating the enclosed proxy card and returning it promptly in the accompanying envelope. You also may vote by following the internet or telephone voting instructions on the proxy card. If for any reason you desire to revoke your proxy, you may do so at any time before the vote is held at the annual meeting by following the procedures described in the accompanying proxy statement.

Sincerely,

Clark C. Smith President and Chief Executive Officer of Buckeye GP LLC, general partner of Buckeye Partners, L.P.

BUCKEYE PARTNERS, L.P.
One Greenway Plaza
Suite 600
Houston, Texas 77046

NOTICE OF ANNUAL MEETING OF LIMITED PARTNERS
TO BE HELD ON JUNE 3, 2014

To the Unitholders of Buckeye Partners, L.P.:

        The annual meeting of limited partners of Buckeye Partners, L.P. will be held at The Houston City Club, One City Club Drive, Houston, Texas 77046, on June 3, 2014 at 9:00 a.m. local time to consider the following matters:

          1.     The election of four Class I directors to our general partner's board of directors to serve until the 2017 annual meeting of limited partners;

          2.     The ratification of the selection of Deloitte & Touche LLP ("Deloitte") as Buckeye Partners, L.P.'s independent registered public accountants for 2014;

          3.     The approval, in an advisory vote, of our executive compensation; and

          4.     The transaction of any other business as may properly come before the annual meeting or any adjournments thereof, including, without limitation, the adjournment of the annual meeting in order to solicit additional votes from unitholders with respect to the foregoing proposals.

        Only unitholders of record at the close of business on April 7, 2014 are entitled to attend or vote at the annual meeting or any adjournments thereof.

        Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Limited Partners to Be Held on June 3, 2014

        In addition to delivering paper copies of these proxy materials to you by mail, this notice, together with the accompanying proxy statement and related form of proxy and our 2013 Annual Report to unitholders are available at http://www.astproxyportal.com/ast/17265/.

        Your vote is important!    Your broker cannot vote your units on your behalf for certain of management's proposals until it receives your voting instructions. For your convenience, internet and telephone voting are available. The instructions for voting by internet or telephone are set forth on your proxy card. If you prefer, you may vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope.

By Order of the Board of Directors of Buckeye GP LLC, as general partner of Buckeye Partners, L.P.

Todd J. Russo
Vice President, General Counsel and Secretary

Houston, Texas
April 21, 2014

BUCKEYE PARTNERS, L.P.

PROXY STATEMENT
FOR
ANNUAL MEETING OF LIMITED PARTNERS
To Be Held on June 3, 2014

        These proxy materials, which we will begin mailing to our unitholders on or about April 21, 2014, are being furnished to you in connection with the solicitation of proxies by and on behalf of the board of directors of Buckeye GP LLC, a Delaware limited liability company ("Buckeye GP"), acting in its capacity as the general partner of Buckeye Partners, L.P., a Delaware limited partnership, for use at Buckeye Partners, L.P.'s 2014 annual meeting of limited partners or at any adjournments thereof. The meeting will be held at The Houston City Club, One City Club Drive, Houston, Texas 77046 on June 3, 2014 at 9:00 a.m. local time. Holders of record of limited partnership units representing limited partner interests ("LP Units") at the close of business on April 7, 2014 are entitled to notice of, and are entitled to vote at, the annual meeting and any adjournments thereof, unless such adjournment is for more than 60 days, in which event our general partner's board of directors is required to set a new record date. Unless otherwise indicated, the terms "the Partnership," "Buckeye," "our," "we," "us" and similar terms refer to Buckeye Partners, L.P., together with our subsidiaries.

Proposals

        At our 2014 annual meeting of limited partners, we are asking our unitholders to consider and act upon:

  •
  The election of four Class I directors to serve on our general partner's board of directors until our 2017 annual meeting;

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  The ratification of the selection of Deloitte as Buckeye's independent registered public accountants for 2014;

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  The approval, in an advisory vote, of our executive compensation; and

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  The transaction of any other business as may properly come before the annual meeting or any adjournments thereof, including, without limitation, the adjournment of the annual meeting in order to solicit additional votes from unitholders with respect to the forgoing proposals.

Outstanding LP Units Held on Record Date

        As of the record date, there were 115,948,870 outstanding LP Units that were entitled to notice of and are entitled to vote at the annual meeting.

Quorum Required

        The presence, in person or by proxy, of the holders as of the record date of a majority of our outstanding LP Units is necessary to constitute a quorum for purposes of voting on the proposals at the annual meeting. Votes that are cast but marked "Withheld" for the election of one or more directors will count as "units present" at the meeting for purposes of establishing a quorum on the proposals. Abstentions and broker non-votes will count as "units present" at the meeting for purposes of determining a quorum. A broker non-vote occurs when a broker or other nominee who holds units for the beneficial owner does not vote on a particular item because the broker or nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the units.

Vote Required

        Directors serving on our general partner's board of directors are elected by a plurality of the votes cast by the holders of our outstanding LP Units. A plurality occurs when more votes are cast for a candidate than those cast for an opposing candidate. Each LP Unit entitles the holder thereof as of the record date to one vote. Unitholders are not entitled to use cumulative voting. Cumulative voting is a system for electing directors whereby a security holder is entitled to multiply his number of securities by the number of directors to be elected and cast the total number of votes for a single candidate or a select few candidates.

        The approval of the ratification of our independent registered public accountants for 2014 and the approval, in an advisory vote, of our executive compensation each require the affirmative vote of the holders of a majority of the outstanding LP Units present in person or by proxy and entitled to vote on the matter.

        All items on the ballot are "non-routine" matters under New York Stock Exchange ("NYSE") rules except ratification of the independent registered public accountants. Brokerage firms are not entitled to vote any LP Units on non-routine items without receiving instructions from the beneficial owner of the LP Units. Broker non-votes will have no effect on the outcome of the vote for any proposal.

How to Vote

        You may vote in person at the annual meeting, by telephone, by internet or by proxy. Even if you plan to attend the annual meeting, we encourage you to complete, sign and return your proxy card or vote by following the telephone or internet voting instructions on the proxy card in advance of the annual meeting.

  In Person

        If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your units are held in the name of a broker and you desire to vote them in person at the meeting, you must obtain from the brokerage firm a "Legal Proxy" representing your units and bring it to the meeting.

  Telephone

        Please dial the toll-free telephone number set forth on the proxy card and follow the audio instructions. You will need the control number contained on your proxy card.

  Internet

        Go to the website set forth on the proxy card and follow the on-screen instructions. You will need the control number contained on your proxy card.

  Proxy

        Please mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope as soon as possible so that your units may be represented at the annual meeting.

Revoking Your Proxy or Changing Your Telephone or Internet Vote

        You may revoke your proxy before it is voted at the annual meeting as follows:

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  by delivering, before or at the annual meeting, a new proxy with a later date;

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  by delivering, on or before the business day prior to the annual meeting, a notice of revocation to the Secretary of our general partner at the address set forth in the notice of the annual meeting;

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  by attending the annual meeting in person and voting, although your attendance at the annual meeting, without actually voting, will not by itself revoke a previously granted proxy; or

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  if you have instructed a broker to vote your units, you must follow the directions received from your broker to change those instructions.

        You may change your telephone vote as often as you wish by following the procedures for telephone voting. The last known vote in the telephone voting system as of the beginning of the annual meeting at 9:00 a.m. local time on June 3, 2014 will be counted.

        You may change your internet vote as often as you wish by following the procedures for internet voting. The last known vote in the internet voting system as of the beginning of the annual meeting at 9:00 a.m. local time on June 3, 2014 will be counted.

Solicitation and Mailing of Proxies

        The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by representatives of our general partner in person or by telephone, electronic mail or facsimile transmission. These representatives will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. If undertaken, we expect the expenses of such solicitation by representatives of our general partner to be nominal. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our LP Units as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. We have retained Morrow & Co., LLC to aid in the solicitation of proxies. The fees of Morrow & Co., LLC are $8,500, plus reimbursement of its reasonable costs.

        Only one 2013 Annual Report and proxy statement will be delivered to multiple unitholders sharing an address, if possible, unless we have received contrary instructions from one or more of the unitholders, although each unitholder will receive a separate proxy card and will be able to vote separately. Unitholders at a shared address to which a single copy of the proxy materials was delivered who would like to receive a separate or additional copy of the proxy materials (including with respect to those materials or other communications that may be delivered to unitholders in connection with future annual or special meetings of unitholders) should contact Morrow & Co., LLC at the contact information set forth below, and, upon receipt of such request, a separate copy of the proxy materials will be promptly provided. Unitholders who currently receive multiple copies of the proxy materials at their shared address and would like to request only one copy of any future materials or other communications should notify Morrow & Co., LLC of the same at the contact information set forth below. If you have questions about the annual meeting or need additional copies of this proxy statement or additional proxy cards, please contact our proxy solicitation agent as follows:

  Morrow & Co., LLC
  470 West Avenue
  Stamford, Connecticut 06902
  Email: BPL.info@morrowco.com
  Phone (unitholders): (800) 573-4412
  Phone (banks and brokerage firms): (203) 658-9400

Other Matters for 2014 Annual Meeting

        We know of no matters to be acted upon at the annual meeting other than the proposals included in the accompanying notice and described in this proxy statement. If any other matter requiring a vote of unitholders arises, including a question of adjourning the annual meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of the Partnership. The accompanying proxy card confers discretionary authority to take action with respect to any additional matters that may come before the meeting or any adjournment thereof.

Attending the Annual Meeting

        An admission ticket, which is required for entry into the meeting, is attached to the proxy card included with this proxy statement. If you plan to attend the meeting, please vote before the meeting by mailing in your proxy card, or voting by telephone or internet, but keep the admission ticket and bring it for admittance into the meeting. Any unitholder attending the meeting in person may bring one guest, but guests may not vote or otherwise participate in the meeting. We reserve the right to deny or revoke admission to any guest in our sole discretion.

        If your LP Units are held in the name of a broker, nominee or other holder of record, you will need proof of ownership of LP Units to attend the meeting. A recent bank or brokerage account statement indicating your Buckeye holdings is an example of proof of ownership. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a unitholder.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Limited Partners to Be Held on June 3, 2014

This proxy statement, a form of proxy and our 2013 Annual Report to unitholders are available at http://www.astproxyportal.com/ast/17265/.

PROPOSAL 1—ELECTION OF DIRECTORS

        We are a limited partnership. We do not have our own board of directors. We are managed and operated by the officers of, and are subject to the oversight of the board of directors of, our general partner. Our unitholders are entitled to elect the members of our general partner's board of directors.

        The total number of directors on our general partner's board of directors is currently ten. The terms of the directors of our general partner's board are "staggered" and the directors are divided into three classes. At each annual meeting, only one class of directors is elected and, upon election, directors in that class serve for a term of three years, subject to a director's earlier resignation, death or removal. If a director is elected to the board to fill a vacancy, that director will have the same remaining term as his or her predecessor. For detailed information about the functioning and structure of our board of directors, please see the section of this proxy statement entitled "Corporate Governance" beginning on page 8.

        At the 2014 annual meeting, our unitholders will consider and act upon a proposal to elect four Class I directors to our general partner's board of directors to serve until the 2017 annual meeting of limited partners. Each of the nominees has consented to serve as a director if so elected. The persons named as proxies in the accompanying proxy card, who have been designated by the board of directors of our general partner, intend to vote the LP Units with respect to which proxies have been granted them in favor of the election of the director nominees unless otherwise instructed by the unitholder granting such proxy. If any nominee in favor of whom a proxy has been granted becomes unable for any reason to stand for election as a director of our general partner, the persons named as proxies in the accompanying proxy card will vote for the election of such other person or persons as the board of directors of our general partner may recommend and propose to replace such nominee.

        Information concerning the Class I directors nominated for election at the annual meeting, along with information concerning the current Class II and Class III directors whose terms of office will continue after the annual meeting, is set forth below.

Class I Directors for terms to expire in 2017

        Forrest E. Wylie, 51, became the Non-Executive Chairman of the Board on February 10, 2012. He served as Chairman of the Board, CEO and a director of Buckeye GP from June 25, 2007 to February 9, 2012. Mr. Wylie also served as a director of the general partner of Buckeye GP Holdings L.P., the former parent company of Buckeye GP ("BGH") from June 25, 2007 until the merger of BGH with us on November 19, 2010 (the "Merger"). Prior to his appointment, he served as Vice Chairman of Pacific Energy Management LLC, an entity affiliated with Pacific Energy Partners, L.P., a refined product and crude oil pipeline and terminal partnership, from March 2005 until Pacific Energy Partners, L.P. merged with Plains All American, L.P. in November 2006. Mr. Wylie was President and CFO of NuCoastal Corporation, a midstream energy company, from May 2002 until February 2005. From November 2006 to June 25, 2007, Mr. Wylie was a private investor. Mr. Wylie serves as a director of the general partner of USA Compression Partners, LP and as a director of Coastal Energy Company, where he is chairman of the reserves committee and is formerly a member of the audit committee. Mr. Wylie previously served on the board of directors of Eagle Bulk Shipping Inc., where he was a member of the compensation and nominating and corporate governance committees. We believe the breadth of Mr. Wylie's experience in the energy industry, through his prior position as the Partnership's CEO and the past employment described above, have given him valuable knowledge about the Partnership's business and the Partnership's industry that make him an asset to our general partner's board of directors. Furthermore, Mr. Wylie's leadership abilities and communication skills make him particularly qualified to be Buckeye GP's Chairman.

        Barbara J. Duganier, 55, became a director of Buckeye GP on October 4, 2013. In the decade prior to joining the Board, Ms. Duganier was a Managing Director at Accenture, a management consulting, technology services, and outsourcing company, and held various leadership and management positions in Accenture's outsourcing business, including as Global Chief Strategy Officer and as Global Growth and Offering Development Lead, during which time she helped numerous clients in the energy, chemicals, mining, and utilities industries become high performance businesses. A year prior to joining Accenture, she served as an independent consultant to Duke Energy North America. From 1979 to 2002, Ms. Duganier, who is a licensed Certified Public Accountant, worked at Arthur Andersen, where she was an equity partner for twelve years and served as an auditor and financial consultant, as well as in various leadership and management roles, including as Global Chief Financial Officer of Andersen Worldwide. Ms. Duganier also serves as the Chair of the National Board of Directors and Nominating & Governance Committee of Genesys Works, a not-for-profit organization that trains and places at-risk high school students in accounting, IT, and engineering internships in Fortune 500 companies. She is also a former member of the Audit Committee of a private school, and on the Advisory Boards of two not-for-profits that support the arts. Ms. Duganier's training and extensive experience as a certified public accountant, her track record of leading large organizations, and her business experience both within and outside of the energy industry make her well-qualified to serve on our general partner's board of directors.

        Joseph A. LaSala, Jr., 59, became a director of BGH's general partner on July 26, 2007 and, effective November 19, 2010 in connection with the Merger, resigned from BGH's general partner's board and joined the Buckeye GP board. Since February 2011, Mr. LaSala has served as Senior Vice President, General Counsel and Secretary of Sapient Corporation. From January 2008 through December 2010, he served as Senior Executive Vice President, General Counsel and Secretary of Discovery Communications, Inc. From July 2001 to January 2008, Mr. LaSala served as Vice President, General Counsel and Secretary of Novell, Inc. From April 2001 until July 2007, Mr. LaSala served as director of Buckeye GP. Mr. LaSala's breadth of experience serving as general counsel to public companies has given him valuable knowledge and insights with respect to Securities and Exchange Commission ("SEC") reporting, establishing and maintaining internal controls and implementing appropriate corporate governance practices. Coupled with Mr. LaSala's past experience in the energy industry, these attributes uniquely qualify him to serve on our general partner's board of directors.

        Martin A. White, 72, became a director of BGH's general partner on April 30, 2009 and, effective November 19, 2010 in connection with the Merger, resigned from BGH's general partner's board and joined the Buckeye GP board. Since August 2006, Mr. White has been a private investor. Prior thereto, Mr. White was employed for 15 years by MDU Resources Group, Inc. ("MDU"), a company which operates in three core lines of business—energy, utility resources and construction materials—and that is publicly traded on the NYSE. From August 1997 until his retirement in August 2006, Mr. White served as President and Chief Executive Officer of MDU. Mr. White was also the Chairman of the board of directors of MDU from February 2001 until his retirement. Mr. White was an employee of Montana Power Company from 1966 until 1991, with his last position being President and Chief Executive Officer of Entech, Inc., a non-utility subsidiary of Montana Power Company involved in the oil and natural gas industry, coal mining, real estate and technical communications between electric generating facilities. Mr. White also serves as a director of Plum Creek Timber Company, Inc. and was a director of First Interstate BancSystem, Inc. from 2005 to 2011. Mr. White's breadth of experience in the energy sector, including being the chairman, president and chief executive officer of a Fortune 500 company, have given him business, leadership and communication skills that more than qualify him to serve on our general partner's board of directors.

Class II Directors with terms expiring in 2015

        Pieter Bakker, 70, became a director of Buckeye GP on May 5, 2011. He had served as President of Vopak North American from 2005 until his retirement in 2009 and before that as President of Vopak Latin America. He started his career in Europe with AKZO Chemicals and Conoco, and after that he spent almost 25 years in Latin America for Chemical Distributor HCI and Vopak. Mr. Bakker was appointed Chairman of Bahamas Oil Refining Company International Limited ("BORCO") in March 2009. Since 2009, Mr. Bakker's principal occupation has been as a private investor. He is also currently the Executive Chairman of First Reserve Tank Terminals Houston. Mr. Bakker has more than 40 years of experience in the tank storage business, and his breadth of experience and knowledge of the marine terminal industry uniquely qualify him to serve on our general partner's board of directors.

        C. Scott Hobbs, 60, became a director of Buckeye GP on October 1, 2007. Since April 2006, he has been the managing member of Energy Capital Advisors, LLC, an energy industry consulting firm. Energy Capital Advisors, LLC provides consulting and advisory services to clients evaluating major projects, acquisitions and divestitures in the energy business. From January 2005 through March 2006, Mr. Hobbs was Executive Chairman and a director of Optigas, Inc., a private midstream gas company, and, from January 2004 through February 2005, he was President and Chief Operating Officer of KFX, Inc. (now Evergreen Energy, Inc.), a public company that developed clean coal technologies. From 1977 to 2001, Mr. Hobbs worked for the Coastal Corporation where his last position was Chief Operating Officer of Colorado Interstate Gas Co. and its Rocky Mountain affiliates. He received a B.S. in Business Administration from Louisiana State University and is a certified public accountant.

Mr. Hobbs is a director of SunCoke Energy Partners, L.P., where he is a member of the audit committee. Mr. Hobbs previously served as a director of American Oil and Gas Inc. where he served on the audit, compensation and governance committees, and CVR Energy, Inc., where he served on the audit and governance committees. Mr. Hobbs has worked for many years with energy companies across a broad spectrum of sectors. This experience has given him a broader perspective on the Partnership's operations, and, coupled with his extensive financial and accounting training and practice, has made him a valuable member of our general partner's board of directors.

        Mark C. McKinley, 57, became a director of Buckeye GP on October 1, 2007. He has served as Managing Partner of MK Resources, a private oil and gas development company specializing in the recovery and production of crude oil and the development of unconventional resource projects, for the past six years. Mr. McKinley is a director of Merrymac McKinley Foundation and is President and a director of Labrador Oil Company. The operational and business skills Mr. McKinley developed through his past experience in oil and gas development make him an important voice as an independent director on our general partner's board of directors.

Class III Directors with terms expiring in 2016

        Oliver G. Richard, III, 61, became a director of Buckeye GP on February 17, 2009 and prior to that served as a director of the general partner of BGH from April 2008. He is currently Chairman of Cleanfuel USA, an alternative vehicular fuel company, and, for the past five years, he has been the owner and president of Empire of the Seed LLC, a private consulting firm in the energy and management industries, as well as the private investments industry. Mr. Richard served as Chairman, President and CEO of Columbia Energy Group ("Columbia Energy") from April 1995 until Columbia Energy was acquired by NiSource Inc. in November 2000. Mr. Richard was appointed by President Reagan and confirmed by the United States Senate to the Federal Energy Regulatory Commission ("FERC"), serving from 1982 to 1985. Mr. Richard serves as a director of the general partner of Cheniere Energy Partners, L.P., where he is a member of the audit and the conflicts committees, and American Electric Power Company, Inc., where he is a member of the human resources, nuclear, and policy committees. Mr. Richard's breadth of experience in the energy sector, including being the chairman, president and CEO of a Fortune 500 company and commissioner of the FERC, have given him business, leadership and communication skills that make him exceptionally well-qualified to serve on our general partner's board of directors.

        Clark C. Smith, 59, was named President and Chief Executive Officer of Buckeye GP in February 2012. He served as President and Chief Operating Officer of Buckeye GP from February 2009 to February 2012. Prior to joining the management team in February 2009, he served on the board of directors of Buckeye GP from October 2007 until February 2009. From June 2004 through June 2007, Mr. Smith served as Managing Director of Engage Investments, L.P., a private company established to provide consulting services to, and to make equity investments in, energy-related businesses. Mr. Smith was Executive Vice President of El Paso Corporation and President of El Paso Merchant Energy Group, a division of El Paso Corporation, from August 2000 until May 2003, and a private investor from May 2003 to June 2004. Mr. Smith's extensive experience in the energy sector, including his prior officer and director positions with Buckeye, and his position as President and Chief Executive Officer of Buckeye, have given him valuable knowledge about the Partnership's business and industry, qualify him to serve on our general partner's board of directors, and make him an asset to the board.

        Frank S. Sowinski, 58, became a director of BGH's general partner on August 4, 2006 and, effective November 19, 2010 in connection with the Merger, resigned from BGH's general partner's board and joined the Buckeye GP board. From February 2001 until August 2006, Mr. Sowinski served as director of Buckeye GP. Since January 2006, he has been a Management Affiliate of MidOcean Partners, a private equity investor. From October 2004 to January 2006, Mr. Sowinski was a private investor and prior thereto, he served as Executive Vice President of Liz Claiborne, Inc. from January

2004 until October 2004. Mr. Sowinski served as Executive Vice President and CFO of PWC Consulting, a systems integrator company, from May 2002 to October 2002. Mr. Sowinski also serves as Vice Chairman of two portfolio companies of MidOcean Partners: Allant Group, a marketing services group, and LegalShield, a specialized legal service products company. The operational and business skills Mr. Sowinski developed through his past experience in information services, consulting and retail apparel make him an important voice as an independent director on our general partner's board of directors.

THE BOARD OF DIRECTORS OF OUR GENERAL PARTNER UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE "FOR" THE ELECTION OF FORREST E. WYLIE, BARBARA J. DUGANIER, JOSEPH A. LASALA, JR., AND MARTIN A. WHITE TO CLASS I OF OUR GENERAL PARTNER'S BOARD OF DIRECTORS.

 CORPORATE GOVERNANCE

Board Leadership

        Forrest E. Wylie, our general partner's former chief executive officer, serves as the Non-Executive Chairman of our general partner's board of directors. In this role, he is generally responsible for setting the agendas for meetings of the board, and acting as a principal liaison between the board and management. Although Mr. Wylie is not independent as defined by the NYSE rules described under the heading "Director Independence" below, he has not been a member of management since February 2012 and is no longer involved in the day-to-day operations of Buckeye. Of the general partner's ten directors, eight are independent, and each of the board's four standing committees described under the heading "Board Committees" below are chaired by independent directors. Mr. Wylie regularly consults with the committee chairs to coordinate the topics addressed at committee meetings with those addressed by the full board of directors and coordinates with our President and Chief Executive Officer, Clark C. Smith, to address items of concern to management. In addition, under the board's custom and practice, all directors are encouraged to communicate directly with management and any director can, and many directors from time to time do, establish agenda items for board meetings. Our non-management directors also meet in executive session at least two times per year at regularly scheduled meetings outside of the presence of any management directors and any other members of our management who may otherwise be present. During at least one session per year, only independent directors are present. The board has not designated a "lead independent director," but the non-management and independent directors have appointed Mr. Sowinski, the chair of the nominating and corporate governance committee, to preside over all executive sessions of the non-management and independent directors, and Mr. Sowinski communicates directly with Mr. Smith regarding the matters raised in the executive sessions. Further, the nominating and corporate governance committee encourages the chairs of each of the committees of the Board to engage directly with the President and Chief Executive Officer and other members of management. The nominating and corporate governance committee and the full board believe the current structure described above fosters collaboration among our general partner's directors by providing independent oversight of management without imposing an overly regimented structure on the board's functions. The committee and full board believe that Mr. Wylie is an effective leader and that his strategic vision and in-depth understanding of all aspects of Buckeye's business make him uniquely qualified to be chairman of the board of directors. For more information about contacting our general partner's board of directors, please see the section below entitled "Communication with the Board of Directors."

Director Independence

        Pursuant to Section 303A.00 of the NYSE Listed Company Manual, unlike NYSE-listed corporations, limited partnerships like us are not required to have a majority of our directors be independent. However, except for Mr. Wylie and Clark C. Smith, all of our general partner's directors are "independent" as that term is defined in the applicable NYSE rules and Rule 10A-3 of the Exchange Act. In determining the independence of each director for purposes of the NYSE listing standards, the board of directors of our general partner has adopted certain categorical standards. Pursuant to such categorical standards, a director will not be deemed independent for purposes of the NYSE listing standards if:

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  the director is, or has been within the last three years, an employee of the Partnership, or an immediate family member is, or has been within the last three years, an executive officer of the Partnership;

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  the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Partnership, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  •
  (i) the director or an immediate family member is a current partner of a firm that is the Partnership's internal auditor or independent registered public accountants; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who personally works on the Partnership's audit, assurance or tax compliance (but not tax planning) engagement; or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Partnership's audit within that time;

  •
  the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Partnership's present executive officers at the same time serves or served on that company's compensation committee;

  •
  the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Partnership for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million, or 2% of such other company's consolidated gross revenues; or

  •
  the director serves as an executive officer of a charitable organization and, during any of the past three fiscal years, the Partnership made charitable contributions to the charitable organization in any single fiscal year that exceeded $1.0 million or 2%, whichever is greater, of the charitable organization's consolidated gross revenues.

        For the purposes of these categorical standards, the term "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home.

Risk Oversight

        The board of directors of our general partner works with management to identify the most significant risks to the Partnership and ensure that management implements appropriate mitigation strategies for such risks. Although the board has ultimate oversight responsibility for the risk management process, certain committees also have responsibility for risk management. The board is advised by the committees of significant risks and management's responses via periodic updates.

        On behalf of the board, the audit committee of the board of directors of our general partner plays a key role in the oversight of the Partnership's risk management function. The audit committee reviews with the Partnership's management the Partnership's areas of material exposure with respect to financial risk, tax regulation risk and certain aspects of business disruption, disaster recovery and cybersecurity risk as well as the Partnership's policies and processes with respect to financial risk assessment and risk management and oversees risks arising from related person transactions.

        The audit committee oversees our risk management policies related to our products marketing and natural gas storage businesses. These risk polices specifically limit the maximum financial obligations and exposure to which the Partnership can be committed as well as identify certain transactions or activities that can only be approved by our audit committee. The risk policies establish risk committees composed of management and other employees of the Partnership, to review and approve, in accordance with the risk policies, the other market, operational and credit risks incurred by our business segments. These risk committees report quarterly to the audit committee on activities and exposures covered by the policies. Any amendment of the risk policies must be approved by the audit committee.

        The compensation committee of the board of directors of our general partner oversees risk management as it relates to our compensation plans, policies and practices, including ensuring such plans, policies and practices guard against the risks of being unable to sufficiently attract and retain talent, and meets with management to review whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks that could have a material adverse effect on the Partnership. The nominating and corporate governance committee of the board of directors of our general partner oversees risks related to the Partnership's governance structure and processes as well as risks related to the management of human capital. The health, safety, security and environmental ("HSSE") committee of the board of directors of our general partner oversees risks related to HSSE matters with respect to the Partnership's assets and operations, including environmental and security-related risks, certain risks related to changes in regulation or the political climate and certain aspects of business disruption and disaster recovery risk.

Meetings of the Board of Directors and its Committees

        The board of directors of our general partner held thirteen board meetings, nine audit committee meetings, eight compensation committee meetings, eight nominating and corporate governance committee meetings, and four HSSE committee meetings, which is a total of forty-three meetings during 2013. During 2013, no director attended fewer than 75% of (1) the total number of meetings of our general partner's board of directors held during the period for which he was a director and (2) the total number of meetings held by all committees of the board on which he served during the periods that he served. Our general partner's board of directors does not have a policy with respect to the board members' attendance at annual meetings. Three of our board members attended our 2013 annual Unitholder meeting.

Board Committees

        Our general partner's board of directors has the following four standing committees: (1) audit committee; (2) compensation committee; (3) nominating and corporate governance committee; and (4) HSSE committee.

        The table below indicates the members of each committee of our general partner's board of directors:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	HSSE Committee
Forrest E. Wylie
Pieter Bakker				X
Barbara J. Duganier	Chair	X
C. Scott Hobbs			X
Joseph A. LaSala, Jr.		X	X
Mark C. McKinley		X		X
Oliver G. Richard, III		Chair		X
Clark C. Smith
Frank S. Sowinski	X		Chair
Martin A. White	X			Chair

        Each of the committees of the board of directors of our general partner has a written charter and a copy of each of those charters is available on our website at www.buckeye.com by browsing to the "Corporate Governance" subsection of the "Investor Center" menu.

  Audit Committee.

        The members of the audit committee are independent directors (as that term is defined in the applicable NYSE rules and Rule 10A-3 of the Exchange Act) and non-employee directors of our general partner. The general partner's board of directors has determined that no audit committee member has a material relationship with the general partner or with Buckeye. The board of directors has also determined that each of the members of the audit committee qualifies as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K.

        The audit committee provides independent oversight with respect to our internal controls, accounting policies, financial reporting, internal audit function and independent registered public accountants. The audit committee reviews the quality, independence and objectivity of the independent registered public accountants and internal audit function. The audit committee has sole authority as to the retention, evaluation, compensation and oversight of the work of the independent registered public accountants. The independent registered public accountants report directly to the audit committee. The audit committee has sole authority to approve all audit and non-audit services provided by the independent registered public accountants. The audit committee also regularly meets with the internal auditors to review internal controls and Sarbanes-Oxley Act compliance. The audit committee reviews, approves and ratifies transactions with related persons required to be disclosed under SEC rules. The committee also provides independent oversight of the compliance with certain legal and regulatory requirements, including domestic and foreign anti-corruption laws. The audit committee, working collaboratively with the full Board and other Board committees, provides independent oversight of guidelines and policies with respect to risk assessment and risk management, including the safeguarding of assets.

        The audit committee has established procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. These procedures are part of the Business Code of Conduct and are available on our website at www.buckeye.com by browsing to the "Corporate Governance" subsection of the "Investor Center" menu.

  Compensation Committee, Compensation Committee Interlocks and Insider Participation.

        As a limited partnership that is listed on the NYSE, we are not required to have a compensation committee. However, the board of directors of Buckeye GP has determined that a compensation committee is appropriate in order to conform to best governance practices. The current members of the compensation committee, set forth in the table above under the heading "Board Committees", are independent (as that term is defined in the applicable NYSE rules and Rule 10C-1 of the Exchange Act) and are non-employee directors (as that term is defined in Rule 16b-3 of the Exchange Act).

        The compensation committee establishes, implements and oversees the administration of all of our compensation philosophies and policies. The compensation committee establishes, reviews and approves compensation for our CEO and our other executive officers, including our named executive officers, and the CEO reviews with the compensation committee compensation for our other senior management members. Oversight of equity compensation plans is the compensation committee's responsibility. With respect to compensation-related risks, the compensation committee is responsible for ensuring our compensation plans do not encourage excessive or inappropriate risk taking. The compensation committee has authority to select and oversee outside compensation advisors, including consultants, legal counsel and other advisors retained to review or make recommendations on our compensation programs. The compensation committee has the authority to enter into retention agreements with any such advisors establishing the fees payable to such advisors by the Partnership and any other retention terms.

        The compensation committee meets several times throughout the year to act on the responsibilities above. The compensation committee also may act by written consent from time to time in response to events occurring between scheduled meetings. The chairs of the compensation and nominating and corporate governance committees meet with the CEO annually to discuss the CEO's performance as well as the board's expectations going forward. The compensation committee may seek guidance or input from the CEO when making determinations about the compensation of the other executive officers. The CEO also may provide recommendations to the compensation committee concerning the high-level allocation of incentive award pools among senior management other than executive officers. The CEO also may determine the salaries and amounts of individual incentive awards to senior management members other than executive officers.

        The compensation committee retained Aon Hewitt as its independent compensation consultant for evaluating and advising on the compensation of its officers and directors in 2013 and 2014. The Compensation Committee has considered whether the work performed by Aon Hewitt for 2013 created any conflict and has determined it did not. In addition, the compensation committee has considered whether the work performed to date and to be performed by Aon Hewitt for the compensation committee in 2014 will create any conflict of interest and has determined that it will not. In making such determinations with respect to the services of Aon Hewitt, the compensation committee considered the factors set forth in Rule 10C-1(b)(4) of the Exchange Act regarding compensation advisor independence. See the discussion below under the heading "Compensation Discussion and Analysis—Administration of Executive Compensation Programs and Methodology" for more information about the compensation committee's use of compensation consultants, including the scope of the services for which and Aon Hewitt was engaged.

        In addition, Aon Risk Services, Inc., an affiliate of Aon Hewitt, was separately retained by the Partnership to provide additional services, primarily property, casualty and insurance consulting services, that were unrelated to executive and director compensation matters. The decision to retain Aon Risk Services, Inc. was made by management and was not subject to the approval of our general partner's board of directors. The aggregate fees paid for these additional services were $864,528 in 2013, which represent less than 1% of Aon Corporation's total revenue.

  Nominating and Corporate Governance Committee.

        As a limited partnership that is listed on the NYSE, we are not required to have a nominating and corporate governance committee. However, the board of directors of our general partner has determined that a nominating and corporate governance committee is appropriate in order to conform to best governance practices. The members of the nominating and corporate governance committee are independent, non-employee directors. The nominating and corporate governance committee identifies and evaluates qualified director candidates for the board and develops and recommends to the board corporate governance policies and procedures appropriate for the Partnership. The committee oversees the annual self-evaluation of the board of directors of our general partner and its committees, makes recommendations to the board concerning structure and membership matters with respect to the board and its committees, oversees the continuing education program for the board, and reviews directors' and officer's indemnification and insurance matters. The nominating and corporate governance committee also oversees risks related to corporate governance.

  Health, Safety, Security and Environmental Committee.

        The HSSE committee assists the board of directors of our general partner in fulfilling its oversight responsibilities with respect to the board's and our continuing commitment to minimizing the impact of our assets on the environment, ensuring the safety and security of our employees and the public and assuring that our businesses and facilities are operated and maintained in a safe and environmentally sound manner. The committee reviews and oversees the Partnership's HSSE policies, programs, issues and initiatives, reviews HSSE risks that affect or could affect the Partnership and the public and ensures proper management of those risks, and reports to the board on HSSE matters affecting the Partnership and the public. The members of the HSSE committee are non-employee directors.

Corporate Governance Matters

        We have a Code of Ethics for Directors, Executive Officers and Senior Financial Employees that applies to, among others, the Non-Executive Chairman, CEO, President, CFO and Controller of Buckeye GP, as required by Section 406 of the Sarbanes Oxley Act of 2002, as well as a Business Code of Conduct that applies to all employees. Furthermore, we have Corporate Governance Guidelines and a charter for each of the committees of the board of directors of our general partner. Each of the foregoing is available on our website at www.buckeye.com by browsing to the "Corporate Governance" subsection of the "Investor Center" menu. We provide copies, free of charge, of any of the foregoing upon receipt of a written request. We disclose amendments to, or director and executive officer waivers from, the Code of Ethics, if any, on our website, or by Form 8-K to the extent required.

        You also can find information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005 or at the NYSE's Internet site (www.nyse.com). The certifications of Buckeye GP's CEO and CFO required by Section 302 of the Sarbanes-Oxley Act have been included as exhibits to Buckeye's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Board Candidates

        The nominating and corporate governance committee will consider all unitholder recommendations for candidates for the board of directors of our general partner, which should be sent to the nominating and corporate governance committee, c/o Todd J. Russo, Vice President, General Counsel and Secretary, Buckeye Partners, L.P., One Greenway Plaza, Suite 600, Houston, Texas 77046. The general qualifications and specific qualities and skills established by the committee for directors are included in Section I of our Corporate Governance Guidelines, which are available on our website at www.buckeye.com by browsing to the "Corporate Governance" section of the "Investor Center" menu. We believe that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the unitholders. They also must have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have the board of directors of our general partner represent a range of experience in areas that are relevant to the Partnership's business and operations. The committee's evaluation of director nominees takes into account their ability to contribute to the diversity of background and experience represented on the board, and the committee reviews its effectiveness in balancing these considerations when assessing the composition of the board.

        The nominating and corporate governance committee also considers candidates recommended by current directors, company officers, employees and others. The committee evaluates all nominees for directors in the same manner regardless of the source of the recommendation.

Communication with the Board of Directors

        A holder of our LP Units or other interested party who wishes to communicate with the non-management directors of Buckeye GP may do so by contacting Todd J. Russo, Vice President, General Counsel and Secretary, Buckeye Partners, L.P., One Greenway Plaza, Suite 600, Houston, Texas 77046. Communications will be relayed to the intended recipient on the board of directors of Buckeye GP except in instances where it is deemed unnecessary or inappropriate to do so. Any communications withheld under those guidelines will nonetheless be recorded and available for any director who wishes to review them.

NYSE Corporate Governance Listing Standards

        The NYSE requires the CEO of each listed company to certify annually that he is not aware of any violation by the company of the NYSE corporate governance listing standards as of the date of the certification, qualifying the certification to the extent necessary. The CEO of Buckeye GP provided such certification to the NYSE in 2013 without qualification.

Report of the Audit Committee

        The audit committee of the board of directors of Buckeye GP LLC, acting in its capacity as the general partner of Buckeye Partners, L.P. (referred to in this statement as the "Partnership"), oversees the Partnership's financial reporting process on behalf of the board of directors. A description of the audit committee's charter, and responsibilities is included in this proxy statement on page 11 under the heading "Audit Committee" in the "Board Committees" section. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls.

        In fulfilling its oversight responsibilities, the audit committee reviewed with management the audited financial statements contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Partnership's independent registered public accounting firm, Deloitte, is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The audit committee is responsible for appointing the Partnership's independent registered public accounting firm. The audit committee appointed Deloitte as the Partnership's independent auditors for 2014. A description of the audit committee's process in connection with the appointment of Deloitte is described in this proxy statement on page 49 under the heading "PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS."

        The audit committee reviewed with Deloitte their judgment as to the quality, not just the acceptability, of the Partnership's accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards.

        The audit committee discussed with Deloitte the matters required by Public Company Accounting Oversight Board ("PCAOB") Audit Standard 16, "Communication with Audit Committees." The committee received the written disclosures and the letter from Deloitte required by the PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with Deloitte its independence from management and the Partnership.

        Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

Dated: April 21, 2014
Submitted by: Audit Committee Barbara J. Duganier, Chair Frank S. Sowinski Martin A. White

Audit and Non-Audit Fees

        The following table presents fees for professional services rendered by Deloitte, its member firms and respective affiliates as Buckeye's independent registered public accountants for the periods indicated:

	Year ended December 31,
	2013	2012
Audit Fees(1)	$2,366,131	$2,563,964
Audit-Related Fees(2)	577,068	189,075
Tax Fees(3)	68,299	1,271,628
All Other Fees	—	—

Total	$3,011,498	$4,024,667

(1)
Audit fees represent amounts billed for each of the years presented for professional services rendered in connection with (i) the audit of our annual financial statements and internal control over financial reporting, (ii) the review of our quarterly financial statements, and (iii) audits of subsidiary financial statements. This information is presented as of the latest practicable date for this proxy statement.

(2)
Audit-related fees represent amounts billed in each of the years presented for assurance and related services that are reasonably related to the performance of the annual audit or quarterly review. This category primarily includes fees for audits of financial statements of certain employee benefits plans and those services normally provided in connection with regulatory filings or engagements including comfort letters, consents and other services related to SEC matters.

(3)
Tax fees represent amounts billed in each of the years presented for professional services rendered in connection with tax advice and tax planning. For 2013, this category also includes tax advisory services relating to the St. Lucia terminal acquired in December 2013. For 2012, this category primarily includes services rendered in connection with tax compliance and certain excise-tax related services.

        We have adopted a policy that all services provided by our independent registered public accountants, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee. All services provided by Deloitte during the years ended December 31, 2013 and 2012 were pre-approved by the Audit Committee in compliance with the policy.

 EXECUTIVE OFFICERS OF OUR GENERAL PARTNER

        Mark S. Esselman, 57, has been Senior Vice President of Global Human Resources of Buckeye GP since January 2012. He previously held the position of Vice President of Human Resources of Buckeye Pipe Line Services Company ("Services Company") from May 2011 through January 2012. Mr. Esselman was the Vice President of Human Resources for Fleetpride, Inc. from 2008 until joining Buckeye in May 2011.

        Robert A. Malecky, 50, was named Senior Vice President of Buckeye GP and President, Domestic Pipelines and Terminals in January 2012. Mr. Malecky was Senior Vice President, Customer Services of Buckeye GP from August 2011 to January 2012. He previously held the position of Vice President, Customer Services of Buckeye GP from February 2010 through August 2011 and held the same position with Services Company since July 2009. From July 2000 to July 2009, Mr. Malecky served as Vice President, Marketing of Services Company. Mr. Malecky commenced his employment with Buckeye in 1988.

        Khalid A. Muslih, 42, was named Senior Vice President of Buckeye GP and President, Global Marine Terminals in February 2014. Prior to this, Mr. Muslih was Senior Vice President of Buckeye GP and President, International Pipelines and Terminals, from June 2013 to February 2014, Senior Vice President, Corporate Development and Strategic Planning of Buckeye GP from January 2012 to June 2013, and Senior Vice President, Corporate Development of Buckeye GP from August 2011 to January 2012. Mr. Muslih was Vice President, Corporate Development of Buckeye GP from February 2010 until August 2011 and held the Vice President, Corporate Development position with Services Company since June 2007. Mr. Muslih also was the President of Buckeye's Development & Logistics segment from May 2009 to January 2012.

        Patrick L. Pelton, 39, was appointed Principal Accounting Officer of the Partnership and Vice President and Controller of the General Partner effective April 7, 2014. Mr. Pelton joined the Partnership in March 2010. He served as the Assistant Controller—Operations of Services Company from July 2012 to April 2014 and Division Controller of our former Energy Services segment from March 2010 to July 2012. Prior to joining the Partnership, Mr. Pelton was Director of Accounting at BG Group from March 2009 until March 2010.

        Todd J. Russo, 40, has been Vice President, General Counsel and Secretary of Buckeye GP since March 2013. From November 2010 to March 2013, Mr. Russo was Deputy General Counsel and Secretary of Buckeye GP. Mr. Russo served as Associate General Counsel of Services Company from April 2008 to November 2010.

        Keith E. St.Clair, 57, was named Executive Vice President and CFO of Buckeye GP in January 2012. He served as Senior Vice President and CFO of Buckeye GP from November 2008 to January 2012. Prior to his appointment in November 2008, he served as Executive Vice President and CFO of Magnum Coal Company from January 2006 until its sale to Patriot Coal Corporation ("Patriot") in July 2008, after which he continued as an independent financial consultant to Patriot through October 2008.

 COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Named Executive Officers

        We do not have officers or directors. Our business is managed by the board of directors of our general partner, Buckeye GP, and the executive officers of Buckeye GP perform all of our management functions. Thus, the executive officers of Buckeye GP are our executive officers. In this Compensation Discussion and Analysis ("CD&A"), we address the compensation determinations and the rationale for those determinations relating to our CEO, CFO and our next three most highly compensated executive officers. We refer to these executive officers collectively as our "named executive officers." Our named executive officers for 2013 are set forth in the table below.

Name	Title
Clark C. Smith	Chief Executive Officer and President
Keith E. St.Clair	Executive Vice President and Chief Financial Officer
Jeremiah J. Ashcroft III*	Senior Vice President of Buckeye GP, President, Buckeye Services
Robert A. Malecky	Senior Vice President of Buckeye GP, President, Domestic Pipelines and Terminals
Khalid A. Muslih	Senior Vice President of Buckeye GP, President, Global Marine Terminals**

*
Mr. Ashcroft resigned from Buckeye GP and Services Company effective April 15, 2014.

**
Effective June 10, 2013, Mr. Muslih was appointed to Senior Vice President, President, Global Terminals from Senior Vice President, Corporate Development and Strategic Planning.

        Services Company employs the majority of the employees who provide services to us and our operating subsidiaries, including our named executive officers. Pursuant to a services agreement, our operating subsidiaries reimburse Services Company for the cost of the employee services provided by Services Company.

Executive Summary

        During 2013, we reported income from continuing operations of $351.6 million, which increased by $115.7 million, or 49.0%, from $235.9 million in 2012. Our 2012 results included an asset impairment charge of $60.0 million. Our Adjusted EBITDA from continuing operations, the primary financial measure Buckeye's management uses to evaluate our performance, was $648.8 million in 2013, which increased by $96.4 million, or 17.5%, from $552.4 million in 2012. Additionally, in 2013 we:

  •
  Expanded our crude oil rail capabilities, increased butane blending capacity across new locations and improved our service offerings around propylene and diluent storage and logistics at our domestic terminal facilities;

  •
  Continued the Perth Amboy, New Jersey facility transformation project with the construction of the Perth Amboy to Linden pipeline connection and the crude oil rail facility as well as the refurbishment of the facility's truck rack and dock;

  •
  Expanded our tank capacity at BORCO, resulting in 2.8 million barrels of additional storage capacity since the fourth quarter of 2012; and

  •
  Acquired 20 terminals from Hess Corporation in December 2013, which are located along the U.S. East Coast and in St. Lucia, increasing our total liquid storage capacity by approximately 53 percent to over 110 million barrels.

        Adjusted EBITDA is a measure not defined by generally accepted accounting principles. See Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures" on page 36 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for detailed information about our Adjusted EBITDA from continuing operations for the years ended December 31, 2013 and 2012, a description of how our management uses Adjusted EBITDA, and a reconciliation of Adjusted EBITDA from continuing operations to income from continuing operations, the most comparable financial measure under GAAP.

        This CD&A is designed to provide insight into the compensation philosophy, practices, plans and decisions that resulted in the compensation paid to our named executive officers in 2013. The compensation committee is committed to providing a strong pay for performance-based executive compensation program that includes an appropriate mix of short-term and long-term incentives to increase unitholder value. Based upon this philosophy, including our 2013 performance highlighted above, the compensation committee took the following actions with respect to the 2013 compensation for our named executive officers:

  •
  Awarded base salary increases to all of our named executive officers, which now range from $380,000 to $650,000, as the first step in aligning the base salaries of our named executive officers with the 50th percentile of comparable executives within our peer benchmarking analysis; and

  •
  Paid cash incentive awards to our named executive officers based on performance in 2013 in an amount equal to 150% of incentive award targets, awarding our Chief Executive Officer an annual incentive award of $1,218,750 and annual incentive awards to our other named executive officers ranging from $427,500 to $660,000.

        In light of our continued growth, the compensation committee conducted a full evaluation of our executive compensation programs in 2013 to ensure that our executive compensation program remains competitive with peer companies with whom we compete and continues to provide appropriate retention and incentive opportunities for our named executive officers. In connection with this benchmarking analysis, the compensation committee also revised its peer benchmarking analysis as discussed in more detail below.

Our Compensation Philosophy and Objectives

        Our named executive officers are critical to the execution of our short-term and long-term business strategies. Their institutional knowledge of our business and their contributions to our culture are crucial components of our success. The objective of our executive compensation program is to support our pay for performance philosophy by linking total compensation to company and individual performance on both a long-term and a short-term basis. Significant percentages of potential compensation are contingent upon the attainment of pre-established performance targets. Our performance targets are subject to adjustment by the compensation committee in order to take into account events that are not contemplated by our annual budget process or our long-term strategic planning process upon which the performance targets were based. This flexibility enables the compensation committee to recognize individual performance and to respond appropriately to market and business changes as they may occur. We believe that our compensation programs drive unitholder value by positioning us to attract, retain and to incentivize well qualified and capable executives. The objectives of our executive compensation program include the following:

  •
  pay competitively relative to peer companies;

  •
  utilize a compensation structure that supports retention of our named executive officers;

  •
  provide the compensation committee with sufficient flexibility to recognize individual performance and respond appropriately to market and business changes as they occur;

  •
  pay for performance; and

  •
  align the interests of named executive officers with those of our unitholders.

        In determining annual total compensation for our named executive officers, the compensation committee considers both financial and nonfinancial measures. The financial measures considered include adjusted EBITDA, which is the primary way we measure our short-term performance, adjusted return on capital employed, and distributable cash flow per LP Unit, a key driver of long-term value for Buckeye unitholders. Nonfinancial measures considered by the compensation committee include maintaining our high standards for safety, reliability and environmentally responsible operations, the achievement of long-term strategic goals such as acquisitions and our ability to address and adapt to unforeseen circumstances. The compensation committee does not assign a particular weight to any one factor. Finally, our compensation committee believes that it must retain sufficient flexibility to exercise its judgment and discretion when evaluating the performance of Buckeye and our named executive officers relative to pre-determined financial and operational metrics in order to be able to properly address unanticipated events and situations.

        In consultation with its independent compensation consultant, Aon Hewitt, the compensation committee designed a compensation program to implement the principles above comprising the following:

  •
  annual base salary;

  •
  annual incentive cash compensation pursuant to our Annual Incentive Compensation Plan ("AIC Plan");

  •
  long-term equity incentive awards issued pursuant to the Buckeye Partners, L.P. 2013 Long-Term Incentive Plan (the "LTIP"), including phantom units and performance units; and

  •
  a unit deferral program, pursuant to which our named executive officers may elect to defer a portion of their AIC Plan or other bonus payments and receive two times the value of their deferral in phantom units under the LTIP that are subject to vesting requirements.

        We provide additional retirement benefits for our named executive officers comparable to those provided by other companies in our industry of similar size, maturity and market capitalization. See the discussion below following the Summary Compensation Table under the heading "Retirement and Other Benefits" for more information. Our compensation committee evaluates each element of compensation based on its contribution to the advancement of our philosophy. Decisions are made based on their overall effect on achieving the compensation committee's goals, not on how they affect the other compensation elements.

        The following table outlines the major elements of the 2013 total compensation for our named executive officers:

Compensation Element	Purpose	Link to Objectives	Characteristics	Short/Long-Term
Base Salary	Helps attract and retain executives through market-competitive base pay	Based on named executive officer's duties and responsibilities, and market practices	Fixed cash component	Short-Term
Annual Cash Incentive Awards	Encourage achievement of Adjusted EBITDA and operational performance metrics that create near-term unitholder value	Based on achievement of predefined corporate performance objective	Performance-based cash component	Short-Term
Long-Term Incentive Awards	Align named executive officers' and unitholders' long-term interests Ensure sufficient ownership of LP Units by our named executive officers

Long-term incentive awards based on an assessment of corporate and individual performance through phantom units (time-based) and performance units (performance-based); three year cliff vesting period with performance units tied to pre-established corporate performance goals; creates a retention incentive through multi-year vesting

			Performance-based (2/3rd) and time-based (1/3rd) equity component	Long-Term
Non-Qualified Deferred Compensation

Aligns named executive officers' and unitholders' long-term interests while creating a retention incentive through multi-year vesting
Creates additional opportunity for the ownership of LP Units by our named executive officers

		Long-term incentive awards in the form of phantom and matching units based on pre-established 2 to 1 ratio of deferred annual cash awards	Time-based equity component	Long-Term
Other Benefits	Provide retirement and health and welfare benefits on the same basis as our general employee population	Competitive practice	Fixed component	Short-Term and Long-Term

Administration of Executive Compensation Programs and Methodology

  Aon Hewitt

        The compensation committee engaged Aon Hewitt as its independent compensation consultant in June 2013 to reevaluate our executive compensation program for 2013 based on our continued growth, changes in our hiring patterns and changes in the marketplace for talent. The compensation committee believed this evaluation was essential to continue to retain and provide meaningful incentive opportunities to our named executive officers.

        Although we strive to identify truly comparable data from companies that directly compete with Buckeye for both labor and capital, have a similar enterprise value, and who are in similarly sized and situated businesses, there are a limited number of such comparable companies in the marketplace, and some of the companies we would utilize for comparison have a general partner structure above the master limited partnership ("MLP"). In the case of such two-tiered MLPs, it is sometimes difficult to discern which entity is paying executives for certain services and it is difficult to ensure that compensation is apportioned in a meaningful way between services relating to the general partner and those relating to the MLP. In addition, the fact that many executives at MLP's receive a significant portion of their compensation from arrangements with their general partners can create anomalies embedded in the competitive data that make direct comparisons to other MLPs imprecise and ineffective.

        Because of this, and because we compete for talent across a variety of industries, we primarily benchmarked named executive officer compensation against Aon Hewitt's 2012 Total Compensation Measurement Survey (the "TCM Survey"). The TCM Survey is a private survey that looks at companies across all industries with revenues of $3 billion to $7 billion. Buckeye's revenues fall within the mid-point of the TCM Survey companies, slightly exceeding $5 billion for the period ending December 31, 2013. To supplement the TCM Survey, the compensation committee also benchmarked named executive officer compensation against nineteen companies estimated by Aon Hewitt to comprise our ISS peer group as of late 2012 and our historical peer group of companies comprised of nine pipeline/midstream MLPs.

  Projected ISS Peer Group

Alpha Natural Resources, Inc.	Arch Coal, Inc.	CONSOL Energy, Inc.
CVR Energy, Inc.	Denbury Resources, Inc.	Enbridge Energy Partners, L.P.
Energy Transfer Equity, L.P.	Genesis Energy LP	Newfield Exploration Company
Noble Energy, Inc.	NuStar Energy L.P.	Peabody Energy Corporation
Pioneer Natural Resources Company	QEP Resources, Inc.	Southwestern Energy Company
Spectra Energy Corp.	Targa Resources Corp.	The Williams Companies, Inc.
Western Refining, Inc.

  Historical Peer Group

Enbridge Energy Partners, L.P.	Energy Transfer Partners, L.P.	Enterprise Products Partners L.P.
Global Partners LP	Magellan Midstream Partners, L.P.	NuStar Energy, L.P.
Plains All American Pipeline, L.P.	Sunoco Logistics Partners L.P.	Targa Resources Partners L.P.

        The compensation committee used peer group compensation data as a guide rather than a rule when establishing the compensation levels for our named executive officers but relied heavily on the TCM Survey for its compensation decisions. The compensation committee establishes salaries, annual bonus with deferral opportunities and long term incentives at what it believes to be the market median of compensation levels available to similarly situated executives in the marketplace. The market for talented executives is highly competitive and we believe that our success depends on our ability to attract and retain named executive officers who are properly incentivized to achieve our short and long-term objectives. We believe that our ability to hire and retain is at risk if our executive compensation practices are not viewed as competitive in the marketplace.

        This three-part benchmarking review included comparative analyses of market compensation levels for the following:

  •
  base salary;

  •
  annual incentive targets (as a percentage of base salary);

  •
  total cash compensation;

  •
  long-term incentives; and

  •
  total compensation.

        The compensation committee evaluated this information in an effort to determine whether the compensation for each of our named executive officers was competitive. Based on the Aon Hewitt benchmarking analysis, total direct compensation for all of our named executive officers fell below the median or 50th percentile. As a result, the compensation committee approved certain changes to our named executive officer compensation as discussed in more detail below to better align our named executive officers' compensation with that of similarly situated executives within our peer benchmarking analysis. While some of these changes took effect in 2013, others will be considered in 2014.

        The compensation committee has assessed the independence of Aon Hewitt during 2013 and believes that there is no conflict of interest. In reaching this conclusion, the compensation committee considered SEC Rule 10C-1(b)(4) and the corresponding NYSE independence factors regarding compensation advisor independence, and believes that Aon Hewitt is able to independently advise the compensation committee.

Process and Timing of Compensation Decisions

        The compensation committee reviews and approves all compensation for our executive officers, including our named executive officers. Each calendar year, our board of directors approves financial objectives for Buckeye for the current year. Generally, the compensation committee meets in the first quarter to determine the overall compensation package for each named executive officer for that year, including setting base salary, considering the grant of LTIP awards and establishing AIC Plan targets, in each case for the current year. The compensation committee factors Buckeye's financial goals as set by the board into its establishment of targets for incentive awards under the AIC Plan and performance unit awards under the LTIP.

        Usually at the same meeting at which it sets goals for the current year, the compensation committee reviews the degree to which Buckeye and the named executive officers achieved the performance goals and the degree to which each named executive officer's individual performance contributed to Buckeye's objectives, in each case for the prior year. The compensation committee also considers factors it deems appropriate for discretionary adjustments to compensation based on the events of the previous year. Based on these evaluations, the compensation committee approves AIC Plan payouts for the prior calendar year and determines the degree to which performance goals were met at the end of a performance period for LTIP performance units.

        As part of this process, our CEO provides a review of our other executive officers' performance for the prior year and makes recommendations to the compensation committee to assist it in determining the various components of compensation. For executive officers who report to someone other than the CEO, such reviews and recommendations are done jointly by the CEO and the officer to whom they report. Although the compensation committee considers this information, the ultimate decisions regarding executive compensation are made by the compensation committee in accordance with its charter. Our CEO does not make recommendations regarding his own compensation to the compensation committee.

        The compensation committee may review executive compensation at such other times during the year as it deems appropriate, such as in connection with new appointments or promotions during the year, or in response to an advisory vote of our unitholders regarding our executive compensation. At our 2011 annual meeting, 96% of the votes cast in our "Say-on-Pay" proposal regarding executive compensation (the last annual meeting at which such a vote was held) were cast in favor of our executive compensation. The compensation committee considered the overwhelming support of our executive compensation program in the "Say-on-Pay" proposal and has taken care to ensure that the changes described herein are consistent with our philosophy. Our unitholders also approved our proposal to conduct a "Say-on-Pay" vote every three years, so a "Say-on-Pay" vote is being conducted in connection with this proxy statement in Proposal #3. Following the 2011 annual meeting, our compensation committee considered these votes and, although our compensation committee has generally retained its approach to executive compensation, it has instituted various changes it has deemed necessary to keep our program competitive, as discussed in this Compensation Discussion and Analysis.

Base Salaries

        The base salaries for our named executive officers are reviewed annually by the compensation committee. For 2013, the benchmarking analysis based on the TCM Survey established that the base salaries for our named executive officers fell below the 25th percentile of salaries for comparable executives. The compensation committee generally seeks to position base salaries for our named executive officers within a reasonable range of the 50th percentile, taking other factors into consideration, including differences in experience, responsibilities, and the other elements of the named executive officers' compensation packages. The compensation committee approved incremental 2013 base salary increases for our named executive officers, and determined that further analysis of base salaries relative to the market median would be required in 2014. After the incremental adjustment, the salaries were generally in line with the 25th percentile of comparable executives in the TCM Survey. Taking into account the incremental increase, as compared to the mid-point or 50th percentile of comparable executives in the TCM Survey, Mr. Smith's 2013 base salary was approximately 62% of the mid-point and all other named executive officers' 2013 base salaries averaged 83% of the mid-point. The 2013 base salaries of our named executive officers are set forth below:

Name	2013 Base Salary*	Percentage Increase
Clark C. Smith	$650,000	30%
Keith E. St.Clair	$440,000	10%
Jeremiah J. Ashcroft III	$380,000	11.8%
Robert A. Malecky	$380,000	11.8%
Khalid A. Muslih	$330,000/380,000	10%/15.2%

*
All base salary increases were effective April 7, 2013. Mr. Muslih's base salary was increased to $380,000, effective June 10, 2013, in connection with his appointment to Senior Vice President of Buckeye GP and President, Global Marine Terminals. Mr. Muslih's base salary increase resulted from his appointment as a business unit President of the Partnership and aligned his base salary with the salaries of our other business unit Presidents.

Annual Cash Incentive Compensation

        We maintain the AIC Plan, which is an annual incentive program pursuant to which our full-time employees are eligible for cash awards based on our overall financial performance relative to pre-established target award levels and satisfactory individual performance. All of our named executive officers are eligible to receive cash incentive awards under the AIC Plan.

        The objectives of the AIC Plan are:

  •
  to provide near-term incentives to achieve annual goals established for our employees that are considered important for organizational success; and

  •
  to reward performance with pay that varies in relation to the extent to which the pre-established performance goals are achieved.

        AIC Plan payouts for our named executive officers are contingent on the achievement by Buckeye during the year of a pre-established financial performance goal. In the first quarter of each year, the compensation committee meets to determine the financial performance goal for that year. At this meeting, the committee also determines the extent to which the financial performance goal for the previous year was achieved, and funds the AIC Plan pool based on the level of achievement of the financial performance goal. The compensation committee then has the discretion to adjust (upward or downward) each named executive officer's payout based on the compensation committee's appraisal of such named executive officer's individual performance, considering factors such as teamwork, leadership, individual accomplishments and initiative in the context of the business functions and role of each named executive officer.

        The AIC Plan also provides discretion for the compensation committee to take into account extraordinary or unanticipated circumstances or events when determining whether a target performance goal has been achieved, including, but not limited to, a corporate transaction, such as an acquisition, merger, reorganization or other extraordinary or unusual event in the marketplace.

        In February 2013, the compensation committee established the 2013 AIC Plan target payouts for our named executive officers set forth below:

Name	Base Salary 2013	Incentive Award Target	Incentive Award Target as Percentage of Base Salary
Clark C. Smith	$650,000	$812,500	125%
Keith E. St.Clair	$440,000	$440,000	100%
Jeremiah J. Ashcroft III	$380,000	$285,000	75%
Robert A. Malecky	$380,000	$285,000	75%
Khalid A. Muslih	$380,000	$285,000	75% *

*
Mr. Muslih's target was adjusted downward in connection with his appointment as Senior Vice President of Buckeye GP and President, Global Marine Terminals effective June 10, 2013. His previous AIC Plan target payout was 100% of his prior base salary of $330,000, but in connection with his base salary increase his AIC Plan target payout percentage was adjusted to the level of a business unit President of the Partnership.

        The compensation committee set the targets in the table above to achieve competitive total cash compensation levels near the median level as determined by the benchmarking analysis conducted by Aon Hewitt, with the exception of Mr. Smith, whose total cash compensation level is approximately 65% of the market median. The 2013 AIC Plan financial target performance goal for our named executive officers was established as the achievement by the Partnership on a consolidated basis of Adjusted EBITDA (as adjusted to take into account costs associated with the Hess transaction) of $587.1 million.

        At its meeting on February 5, 2014, the compensation committee determined that the Partnership achieved Adjusted EBITDA of $637.1 million, or 108.5% of our target level financial performance goal. Pursuant to the terms of the AIC Plan, our named executive officers received annual incentive awards based on 108.5% of their incentive award targets. The annual incentive awards paid to our named executive officers for 2013 performance under the AIC Plan are as follows:

Name	2013 AIC Plan Incentive Award
Clark C. Smith	$881,563
Keith E. St.Clair	$477,400
Jeremiah J. Ashcroft III	$309,225
Robert A. Malecky	$309,225
Khalid A. Muslih	$309,225

        Given our strong performance in 2013, which included an almost 18% increase in Adjusted EBITDA when compared to 2012, the completion of the acquisition of 20 terminals from Hess Corporation, and our progress on a number of growth capital projects involving BORCO, our Perth Amboy, NJ facility, and our crude oil handling and butane blending capabilities generally, the compensation committee desired to pay out named executive incentive awards based on 150% of the target level. The compensation committee believed that 150% of the target level was commensurate with achievement of "stretch" performance level awards under that are common among traditional incentive plans. Because Buckeye's AIC Plan for 2013 did not provide for a stretch payout, the compensation committee approved discretionary bonuses for our named executive officers in order to replicate a "stretch" award. The amount of the discretionary bonuses are set forth below.

Name	Discretionary Bonus
Clark C. Smith	$337,187
Keith E. St.Clair	$182,600
Jeremiah J. Ashcroft III	$118,275
Robert A. Malecky	$118,275
Khalid A. Muslih	$118,275

Long-Term Incentive Awards

  LTIP

        We provide unit-based, long-term incentive compensation for certain employees, including our named executive officers, under our LTIP. The LTIP provides for equity awards in the form of phantom units and performance units, either of which may be accompanied by distribution equivalent rights ("DERs"). DERs provide the participant with a right to receive a cash payment per phantom unit or performance unit equal to distributions per LP Unit paid by us. When phantom units are accompanied by DERs, such DERs normally are paid at the time we pay such distribution on LP Units. DERs on performance units will not be paid until such performance units have vested. The compensation committee believes using DERs more closely aligns the interests of our named executive officers with our unitholders because the receipt of distributions is an important component of any investment in a master limited partnership. Our phantom units generally vest after three years of service from the date of grant and entitle a participant to receive an LP Unit upon vesting. Performance units generally vest over a three-year performance period and are paid out based on a performance multiplier ranging between 0% and 200%, determined based on the actual performance in the third year compared to pre-established performance goals. For performance units granted in 2011 and 2012, the performance goal was based on achieving a specified level of distributable cash flow per LP Unit. The compensation committee has historically used distributable cash flow per LP Unit because it is a key driver of long-term value for Buckeye unitholders. In 2013, the compensation committee added two additional performance measures, adjusted EBITDA and adjusted return on capital, in order to expand the indicators of unitholder value on which the awards are based. The compensation committee equally weighted these two measures with distributable cash flow per LP Unit. The performance goals for outstanding performance unit grants as of December 31, 2013 are as set forth below:

Performance Goal and Payout Multiplier
Performance Period
Year of Grant	Performance Measure		Threshold	Stretch
2011	Distributable Cash Flow Per LP Unit	1/1/2011 - 12/31/2013	$4.12 50% Payout	$4.62 200% Payout
2012	Distributable Cash Flow Per LP Unit	1/1/2012 - 12/31/2014	$4.37 50% Payout	$4.90 200% Payout
2013	See Chart below*	1/1/2013 - 12/31/2015	See chart below*	See chart below*

Performance Measures	Weight	&zwsp;	Performance Level	&zwsp;	Performance Goals	&zwsp;	Payout Multiplier	&zwsp;
Distributable Cash Flow			Threshold		$4.59		50%

per LP Unit	1/3rd		Target		$5.10		100%

			Stretch		$5.61		200%
Adjusted EBITDA			Threshold		$714,505,000		50%

	1/3rd		Target		$793,895,000		100%

			Stretch		$873,284,000		200%
Adjusted Return on Capital			Threshold		9.7%		50%

Employed	1/3rd		Target		10.8%		100%

			Stretch		11.9%		200%

        For all performance unit grants, the last year of the respective performance period is used to measure whether the performance goal is achieved. There is generally no payout for performance below the threshold performance goal level. The payout multiplier for performance equal or greater than threshold is determined on a linear scale between the performance levels. For the 2013 LTIP grants, performance is weighted equally between the three performance measures.

        In making 2013 LTIP grants to our named executive officers the compensation committee considered:

  •
  peer benchmarking data specific to each named executive officer provided by Aon Hewitt;

  •
  each named executive officer's contribution to our long-term growth; and

  •
  other considerations that the compensation committee deemed relevant with respect to a named executive officer, including the accomplishment of the individual's assigned objectives.

        Based on these factors, the compensation committee approved the following grants of performance units and phantom units to our named executive officers on February 7, 2013 (the fair market value of one LP Unit on February 7, 2013 was $52.39):

	Performance Units
				Phantom Units	2013 LTIP Target Award Value
Name	Threshold	Target	Maximum
Clark C. Smith	19,088	38,175	76,350	19,088	$3,000,000
Keith E. St.Clair	5,726	11,452	22,904	5,727	$900,000
Jeremiah J. Ashcroft III	3,818	7,635	15,270	3,818	$600,000
Robert A. Malecky	3,818	7,635	15,270	3,818	$600,000
Khalid A. Muslih	3,818	7,635	15,270	3,818	$600,000

        At its February 5, 2014 meeting, the compensation committee, as administrator of the LTIP, considered to what extent distributable cash flow per LP Unit for the 2011 performance units had been satisfied. In making its determination, the compensation committee used its discretionary authority to adjust distributable cash flow per LP Unit to factor out the impact of events that the committee did not anticipate when the grants were made in 2011. The compensation committee made an upward adjustment to factor out costs associated with, and the impact of our inability to increase certain pipeline tariffs as a result of, the proceedings before the Federal Energy Regulatory Commission ("FERC") that our subsidiary, Buckeye Pipe Line Company, L.P., was a party to in 2013. The compensation committee also adjusted distributable cash flow upward to factor out the costs and interest expense associated with the acquisition of liquid petroleum products terminals from Hess Corporation, which was announced on October 9, 2013, including by factoring out the impact of the issuance of LP Units to fund approximately $425 million of the purchase price. Based on the foregoing adjustments, the compensation committee determined that the 2013 distributable cash flow per LP Unit was $4.46 (as adjusted for the above discussed matters), which exceeded the $4.12 threshold level payout and fell below the stretch level payout of $4.62. As a result, the compensation committee determined that the 2011 performance units would be vested at 151% of the target level.

        For a more detailed description of the LTIP, including the circumstances under which the vesting of phantom units and performance units may be accelerated, please see the narrative discussion below entitled "Long-Term Incentive Plan" following the 2013 Grants of Plan-Based Awards Table.

Non-Qualified Deferred Compensation

  Deferral Plan

        We maintain the Buckeye Partners, L.P. Unit Deferral and Incentive Plan (the "UDIP"). All of our named executive officers are eligible to participate in the UDIP. The UDIP provides eligible employees, including our named executive officers, the opportunity to defer up to 50% of any cash award they would otherwise receive under the AIC Plan or other discretionary bonus program. Participants who elect to defer a portion of their cash awards are credited with deferral units equal in value to the amount of the cash award the participant elected to defer. Under the UDIP, participants are also credited with one matching unit for each deferral unit they receive. Both deferral units and matching units are phantom units governed by the LTIP, and are subject to the service-based vesting restrictions for phantom units contained in the LTIP. Participants are also entitled to DERs on each unit they receive pursuant to the UDIP. Deferral units and matching units are settled in LP Units reserved under the LTIP. We maintain the UDIP for our named executive officers because it converts what would otherwise be short-term, cash compensation into a long-term retention tool for our named executive officers.

        In December 2013, each of Messrs. Smith, St.Clair, Ashcroft, Malecky and Muslih elected to defer a portion of cash awards to be received by them under the AIC Plan and pursuant to discretionary bonuses. The value of the cash incentive awards that were deferred under the UDIP are reported in our Summary Compensation Table below because they were earned by each named executive officer in 2013. The matching units that will be credited to our named executive officers in 2014 as a result of the deferral are not reported in the 2013 Grants of Plan-Based Awards Table below because SEC guidance requires us to report equity grants in the year in which they are granted. As a result, such matching units will appear in the 2014 Grant of Plan-Based Awards Table.

        A more detailed description of the UDIP is contained in the narrative discussion entitled "Unit Deferral and Incentive Plan" following the 2013 Grants of Plan-Based Awards Table.

  Benefit Equalization Plan

        All of our named executive officers received non-qualified deferred compensation in 2013 in the form of contributions by us to their Benefit Equalization Plan accounts. The Benefit Equalization Plan is a non-qualified deferred compensation plan. It provides that certain highly compensated employees that are selected by the compensation committee, including our named executive officers, whose company contributions to qualified pension and savings plans have been limited due to IRS limits on compensation allowable for calculating benefits under qualified plans will receive an equivalent benefit under the Benefit Equalization Plan for company-contributed amounts they would have received if there were no IRS limits. A more detailed description of the Benefit Equalization Plan is contained in the narrative discussion below following the "2013 Nonqualified Deferred Compensation Table."

Other Benefits

        Named executive officers are generally eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability, and supplemental insurance and our Retirement and Savings Plan, in each case on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our named executive officers. See the discussion below following the Summary Compensation Table under the heading "Retirement and Other Benefits" for more information.

Employment, Severance and Change in Control Arrangements

        None of our named executive officers have employment agreements and we do not provide for any "single trigger" change in control payments or acceleration of equity. In addition, none of our named executive officers are entitled to tax-related payments, such as excise tax gross-ups pursuant to Section 280G of the Internal Revenue Code. However, all of our named executive officers have severance arrangements that provide for severance payments upon termination of employment with or without a change in control. The compensation committee approved these severance arrangements because the compensation committee believes that these benefits are appropriate for the caliber of executives that we have and for the size of our company. In addition, the compensation committee desired to alleviate the financial hardships which may be experienced by the executives if their employment is terminated under specified circumstances and to reinforce and encourage the continued attention and dedication of those executives to their assigned duties, notwithstanding the potential impact a change in control transaction could have on their respective careers or positions. For more details regarding the terms of the severance and change in control arrangements, see "Payments upon Termination or Change in Control" below.

Compensation Committee Report

        In light of the foregoing, as required by Item 407(e)(5) of Regulation S-K, our compensation committee has reviewed and discussed the Compensation Discussion and Analysis with our management and, based on such review and discussion, has recommended to the board of directors of our general partner that the Compensation Discussion and Analysis be included in this proxy statement.

                      THE COMPENSATION COMMITTEE
                      OF THE BOARD OF DIRECTORS OF
                      BUCKEYE GP LLC
                      Oliver G. Richard, III, Chair
                      Barbara J. Duganier
                      Joseph A. LaSala, Jr.
                      Mark C. McKinley

Executive Compensation

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Unit Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Clark C. Smith	2013	606,731	337,187	3,304,427	881,563	527,520	5,657,428
President and Chief Executive	2012	479,731	—	2,100,022	608,800	258,045	3,446,598
Officer	2011	342,309	200,000	1,050,770	—	163,572	1,756,651
Keith E. St.Clair	2013	428,461	182,600	1,094,825	477,400	326,562	2,509,848
Executive Vice President and Chief	2012	397,116	—	1,500,079	389,600	184,176	2,470,971
Financial Officer	2011	345,963	200,000	917,200	—	140,645	1,603,808
Jeremiah J. Ashcroft III	2013	368,461	118,275	600,023	309,225	196,953	1,592,937
Senior Vice President; President,	2012	333,078	—	1,235,094	248,400	120,385	1,936,957
Buckeye Services(5)
Robert A Malecky	2013	368,461	118,275	749,271	309,225	193,350	1,738,582
Senior Vice President; President,	2012	335,386	50,000	1,150,035	248,400	135,593	1,919,414
Domestic Pipelines and Terminals	2011	257,308	170,000	360,107	—	201,338	988,753
Khalid A. Muslih	2013	348,269	118,275	746,176	309,225	202,557	1,724,502
Senior Vice President; President,	2012	296,827	—	1,185,124	292,200	137,567	1,911,718
Global Marine Terminals	2011	242,309	170,000	450,104	—	180,118	1,042,531

(1)
Represents discretionary bonuses paid on account of 2013 performance. Messrs. Smith, St.Clair, Ashcroft, Malecky, and Muslih deferred $168,593, $91,300, $59,137, $59,137, and $59,137, respectively, of their 2013 discretionary bonuses pursuant to the UDIP. Mr. Malecky deferred $25,000 of his 2012 discretionary bonus pursuant to the UDIP, and Messrs. Smith and Muslih deferred $100,000 and $85,000, respectively, of their 2011 discretionary bonuses pursuant to the UDIP. As a result of the deferrals, they received phantom units, including both deferral units and matching units, issued under the LTIP. The matching units received in connection with the 2013 discretionary bonus deferrals will appear in the "Grants of Plan-Based Awards Table" that will be included in our 2015 Annual Meeting Proxy Statement. The matching units received in connection with the 2012 discretionary bonus deferral appear in the "Grant of Plan-Based Awards Table" in this proxy statement. The matching units received in connection with the 2011 discretionary bonus deferral appeared in the "Grant of Plan-Based Awards Table" that was included in our 2013 Annual Meeting Proxy Statement.

(2)
Amounts reflect the (i) the grant date fair value (computed in accordance with FASB ASC Topic 718) of phantom unit awards and performance unit awards under the LTIP in 2013, 2012, and 2011 and (ii) the grant date fair value (computed in accordance with FASB ASC Topic 718) of matching units issued in 2013, 2012, and 2011 under the LTIP as a result of a deferral, pursuant to the UDIP, of AIC Plan awards for 2010 and 2012 and of discretionary bonuses for 2011 and 2012. For a discussion of the valuations of the performance units and phantom units, please see the discussion in Note 20 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

  The table below details the unit awards set forth in the Summary Compensation Table above:

Name	Year	Performance Unit Award Value ($)	Phantom Unit Award Value ($)	Matching Unit Award Value ($)	Total ($)
Clark C. Smith	2013	1,999,988	1,000,020	304,419	3,304,427
	2012	1,339,983	660,023	100,016	2,100,022
	2011	603,042	296,974	150,754	1,050,770
Keith E. St.Clair	2013	599,970	300,038	194,817	1,094,825
	2012	502,510	997,569	—	1,500,079
	2011	552,767	272,291	92,142	917,200
Jeremiah J. Ashcroft III	2013	399,998	200,025	—	600,023
	2012	267,997	882,038	85,059	1,235,094
Robert A. Malecky	2013	399,998	200,025	149,248	749,271
	2012	267,997	882,038	—	1,150,035
	2011	134,067	65,994	160,046	360,107
Khalid A. Muslih	2013	399,998	200,025	146,153	746,176
	2012	234,513	865,552	85,059	1,185,124
	2011	134,067	65,994	250,043	450,104

  The vesting of the performance units is subject to the attainment of a pre-established performance goal during the third year of a three fiscal year period. The grant date fair value of the performance awards reflected in the Summary Compensation Table is based on a target payout of such awards, using the average of the high and low trading prices for our LP Units on the date of grant ($52.39 for 2013 grants, $63.90 for 2012 grants, and $64.955 for 2011 grants). If there is a maximum payout under the 2013 performance units awards, the values of Messrs. Smith, St.Clair, Ashcroft, Malecky, and Muslih's performance unit awards would be $3,999,977, $1,199,941, $799,995, $799,995, and $799,995, respectively. If there is a maximum payout under the 2012 performance unit awards, the values of Messrs. Smith, St.Clair, Ashcroft, Malecky, and Muslih's 2012 performance unit awards would be $2,679,966, $1,005,019, $535,993, $535,993, and $469,026. The 2011 performance unit awards were paid out at 151% of the target award (between the target and maximum award levels).

(3)
Represents annual incentive awards paid under the AIC Plan. Pursuant to the UDIP, Messrs. Smith, St.Clair, Ashcroft, Malecky, and Muslih deferred $440,782, $238,700, $154,613, $154,613, and $154,613, respectively, of their 2013 AIC Plan award and Messrs. Smith, St.Clair, Malecky, and Muslih deferred, $304,400, $194,800, $124,200, and $146,100, respectively, of their 2012 AIC Plan award. As a result of the deferrals, they received phantom units, including both deferral units and matching units, issued under the LTIP. The matching units received in connection with the 2013 AIC Plan award deferrals will appear in the "Grants of Plan-Based Awards Table" that will be included in our 2015 Annual Meeting Proxy Statement. The matching units received in connection with the 2012 AIC Plan award deferrals appear in the "Grants of Plan-Based Awards Table" of this proxy statement.

(4)
For each named executive officer, the amounts in the column labeled "All Other Compensation" consist of:

Named Executive Officer	Fiscal Year	Savings Plan Contributions ($)(a)	ESOP ($)(b)	Distribution Equivalents ($)(c)	Benefit Equalization Plan ($)(d)	Vacation Waiver ($)(e)	Other ($)(f)	Total All Other Compensation
Clark C. Smith	2013	25,500		436,407	65,613			527,520
	2012	25,000	—	200,072	32,973	—	—	258,045
	2011	24,500	—	114,266	24,806	—	—	163,572
Keith E. St.Clair	2013	25,500		264,236	36,826			326,562
	2012	25,000	—	124,464	34,712	—	—	184,176
	2011	24,500	—	78,411	37,734	—	—	140,645
Jeremiah J. Ashcroft III	2013	25,500		128,729	36,186	6,538		196,953
	2012	25,000	—	78,577	16,808	—	—	120,385
Robert A. Malecky	2013	28,050		131,176	28,893	5,231		193,350
	2012	25,208	—	82,293	28,092	—	—	135,593
	2011	12,250	36,001	117,199	32,042	3,846	—	201,338
Khalid A. Muslih	2013	25,500		153,120	23,937			202,557
	2012	25,000	—	99,384	13,183	—	—	137,567
	2011	24,500	—	126,368	24,731	4,519	—	180,118

(a)
Amounts represent a 5% company contribution to the Service Company Retirement and Savings Plan (the "RASP") for each of the named executive officers on wages of up to $255,000 for 2013, $250,000 for 2012, and $245,000 for 2011 and a dollar-for-dollar matching contribution on their contributions to the RASP up to 5% of their pay (6% in the case of Mr. Malecky). Mr. Malecky did not begin receiving such matching contribution until after the repayment of ESOP Notes (defined below) as described in the accompanying narrative.

(b)
Amounts represent the value of Services Company stock allocated during 2011, in accordance with the terms of the Buckeye Pipe Line Services Company Employee Stock Ownership Plan (the "ESOP"). Allocations of Services Company stock ceased in April 2011 following repayment of the ESOP Notes. See accompanying narrative for more detail.

(c)
Amounts represent the distribution equivalents paid during 2013, 2012 or 2011, as applicable, on unvested phantom unit awards (other than the retention awards made in January 2012, which did not include distribution equivalent rights) granted under the LTIP and held by the named executive officer. Pursuant to the LTIP, distribution equivalents for any period are determined by multiplying the number of outstanding unvested phantom units by the per LP Unit cash distribution paid by us on our LP Units for such period. Amounts also include $211,092, $163,128, $57,576, $57,576, and $57,576 for Messrs. Smith, St.Clair, Ashcroft, Malecky, and Muslih, respectively, in payment of distribution equivalents upon the vesting of performance unit awards in 2013 and $44,753, $42,274, $9,800, $14,918, and $14,918 for Messrs. Smith, St.Clair, Ashcroft, Malecky, and Muslih respectively, in payment of distribution equivalents upon the vesting of performance unit awards in 2012. Pursuant to the Performance Unit awards, distribution equivalents were calculated by multiplying (i) the number of our LP Units issued upon vesting of such awards by (ii) 100% of our aggregate per LP Unit regular quarterly distribution during the three year vesting period. For Mr. Malecky, amount also includes $57,375 in payment of distribution equivalents under the Option Plan in 2011. For Mr. Muslih, amount also includes $55,125 in payment of distribution equivalents under the Option Plan in 2011. Pursuant to the Option Plan, distribution equivalents were calculated by multiplying (i) the number of our LP Units subject to such options that have not vested by (ii) 100% of our aggregate per LP Unit regular quarterly distribution during the three year option vesting period.

(d)
Amounts represent contributions to the named executive officer's account under the Benefit Equalization Plan. A description of the plan and the amounts of contributions credited to each named executive officer's account in 2013 are set forth in the "2013 Nonqualified Deferred Compensation Table" and the accompanying narrative discussion below.

(e)
Represents amounts paid in exchange for forfeited vacation time pursuant to Buckeye's vacation policy.
(5)
Mr. Ashcroft resigned from Buckeye GP and Services Company effective April 15, 2014.

 2013 Grants of Plan-Based Awards Table

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)
						All Other Stock Awards: Number of Shares of Stock or Units (#)
			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Grant Date Fair Value of Stock and Options Awards ($)
Name	Grant Date	Target ($)	Threshold (#)	Target (#)	Maximum (#)
Clark C. Smith		812,500
	February 7, 2013		19,088	38,175	76,350			1,999,988	(3)
	February 7, 2013					19,088	(4)	1,000,020	(5)
	February 15, 2013					5,705	(6)	304,419	(7)
Keith E. St.Clair		440,000
	February 7, 2013		5,726	11,452	22,904			599,970	(3)
	February 7, 2013					5,727	(4)	300,038	(5)
	February 15, 2013					3,651	(6)	194,817	(7)
Jeremiah J. Ashcroft III		285,000
	February 7, 2013		3,818	7,635	15,270			399,998	(3)
	February 7, 2013					3,818	(4)	200,025	(5)
Robert A. Malecky		285,000
	February 7, 2013		3,818	7,635	15,270			399,998	(3)
	February 7, 2013					3,818	(4)	200,025	(5)
	February 15, 2013					2,797	(6)	149,248	(7)
Khalid A. Muslih		285,000
	February 7, 2013		3,818	7,635	15,270			399,998	(3)
	February 7, 2013					3,818	(4)	200,025	(5)
	February 15, 2013					2,739	(6)	146,153	(7)

(1)
Represents annual incentive awards granted pursuant to the AIC Plan, with payment contingent on Buckeye's achievement of a pre-established financial performance goal and each named executive officer's individual performance.

(2)
Represents grants of performance units under the LTIP. See "Long-Term Incentive Plan" below. The vesting of the performance units are subject to the attainment of a pre-established adjusted distributable cash flow per LP Unit, adjusted EBITDA and adjusted return on capital employed performance goals during the third year of a three fiscal year period, which for 2013 awards, means the three year period ending December 31, 2015. The grant date fair value of the performance unit awards reflected in the table is based on a target payout of such awards.

(3)
The grant date fair value of these awards is based on a target payout of such awards (computed in accordance with FASB ASC Topic 718), using the average of the high and low trading prices for our LP Units on the date of grant ($52.39). If there is maximum payout under the 2013 performance unit awards, the values of Messrs. Smith, St.Clair, Ashcroft, Malecky, and Muslih's 2013 performance unit awards would be $3,999,977, $1,199,941, $799,995, $799,995, and $799,995, respectively.

(4)
Represents grants of phantom units with DERs under the LTIP. See "Long-Term Incentive Plan" below.

(5)
The grant date fair value of these awards is computed in accordance with FASB ASC Topic 718 using the average of the high and low trading prices for our LP Units on the date of grant ($52.39).

(6)
Represents the grant of matching phantom units issued under the LTIP as a result of the deferral of 2012 AIC Plan awards and discretionary bonus awards pursuant to the UDIP. The matching units were issued as a result of deferrals by Messrs. Smith, St.Clair, Malecky and Muslih of $304,400, $194,800, $124,200, and $146,100, respectively, of their 2012 AIC Plan awards and deferral by Mr. Malecky of $25,000 of his 2012 discretionary bonus award.

(7)
The grant date fair value of these awards is computed in accordance with FASB ASC Topic 718 using the average of the high and low trading prices for our LP Units on the date of grant ($53.36).

Long-Term Incentive Plan

        On March 28, 2013, the board of directors of Buckeye GP adopted LTIP, which was approved by unitholders on June 4, 2013. The LTIP is the successor long-term incentive plan to the 2009 Long-Term Incentive Plan, which was merged into the LTIP. The LTIP, which is administered by the compensation committee, provides for the grant of options, phantom units, performance units and in certain cases, DERs which provide the participant a right to receive payments based on distributions we make on our LP Units. Options give the holder the right to purchase LP Units at a fixed exercise price and are subject to service-based restrictions or other conditions established by the compensation committee in its discretion. We do not currently grant options under the LTIP. Phantom units are notional LP Units whose vesting is subject to service-based restrictions or other conditions, and performance units are notional LP Units whose vesting is subject to the attainment of one or more performance goals. DERs are rights to receive a cash payment per phantom unit or performance unit, as applicable, equal to the per unit cash distribution we pay on our LP Units. DERs are paid on phantom units at the time we pay such distribution on LP Units. DERs on performance units will not be paid until such performance units have vested.

        A participant's phantom units and performance units are subject to "double-trigger" vesting as a result of a change of a control. In the event we experience a change of control while a participant is employed by, or providing services to us, Buckeye GP, or any affiliate, a participant's phantom units (and any unpaid DERs) and performance units (and any associated DERs) will only vest if either (i) the participant is terminated without cause or (ii) the participant resigns for good reason, in the case of both clauses (i) and (ii) such termination or resignation occurs during the eighteen-calendar-month period following a change of control. If such vesting occurs, a participant's phantom units (and any unpaid DERs) will be paid within the 30-day period following the termination of employment and a participant's performance units (and any associated DERs) will be paid based on a payout performance multiplier of 100% within the 30-day period following the termination of employment.

        "Change of Control" generally means:

  •
  the sale or disposal by the Partnership of all or substantially all of its assets;

  •
  the merger or consolidation of the Partnership with or into another partnership, corporation or other entity, other than a merger or consolidation in which the unitholders immediately prior to such transaction retain at least a 50% equity interest in the surviving entity;

  •
  Buckeye GP ceases to be the sole general partner of the Partnership;

  •
  the Partnership ceases to own and control, directly or indirectly, 100% of the outstanding equity interests of Buckeye GP; or

  •
  if any person or "group" (within the meaning of the Exchange Act) collectively shall beneficially own and control, directly or indirectly, a number of LP Units that would entitle such person or group to vote LP Units representing, in the aggregate, more than 50% of the total number of outstanding LP Units outstanding.

        "Cause" generally means a finding by the compensation committee that the participant:

  •
  has materially breached his or her employment, severance or service contract with us;

  •
  has engaged in disloyalty to us, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty;

  •
  has disclosed trade secrets or our confidential information to persons not entitled to receive such information; or

  •
  has breached any written non-competition, non-solicitation, invention assignment or confidentiality agreement between us and the participant.

        "Good Reason" generally means the occurrence, without the participant's express written consent, of any of the following events during the eighteen-calendar-month period following a change of control, or the change of control period:

  •
  a substantial adverse change in the participant's duties or responsibilities from those in effect on the date immediately preceding the first day of the change of control period;

  •
  a material reduction in the participant's annual rate of base salary or annual bonus opportunity as in effect immediately prior to commencement of a change of control period; or

  •
  requiring the participant to be based at a location more than 100 miles from the participant's primary work location as it existed on the date immediately preceding the first day of the change of control period, except for required travel substantially consistent with the participant's present business obligations.

        The number of LP Units that may be granted under the LTIP may not exceed 3,000,000, subject to certain adjustments. The number of LP Units that may be granted to any one individual in a calendar year may not exceed 100,000. If awards are forfeited, terminated or otherwise not paid in full, the LP Units underlying such awards will again be available for purposes of the LTIP. If LP Units otherwise issuable under the LTIP are surrendered in payment of the exercise price of an option, then the number of LP Units available for issuance under the LTIP is reduced only by the net number of LP Units actually issued upon such exercise and not by the gross number of LP Units as to which the option is exercised. If LP Units otherwise issuable under the LTIP are withheld in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any options, phantom units or performance units or the issuance of LP Units subject to options, phantom units or performance units, then the number of LP Units available for issuance under the LTIP will be reduced by the net number of LP Units issued, vested or exercised (after payment of applicable withholding taxes). Upon the exercise of an option through a net exercise procedure, then both for purposes of calculating the number of LP Units remaining available for issuance under the LTIP and the number of LP Units remaining available for exercise under such option, the number of such LP Units will be reduced by the net number of LP Units for which the option is exercised. To the extent that any options, phantom units or performance units are paid in cash and not in LP Units, there will be no effect on the count of LP Units. LP Units may be previously issued and outstanding LP Units, newly issued LP Units, or a combination of each. Persons eligible to receive grants under the LTIP are (i) officers and employees of us, Buckeye GP and any of our affiliates, (ii) non-employee members of the board of directors of Buckeye GP, and (iii) consultants or advisors who provide bona fide services to us, Buckeye GP or any of our affiliates.

        The fair values of both the performance unit and phantom unit grants are based on the average of the high and low market prices of our LP Units on the date of grant computed in accordance with FASB ASC Topic 718. Compensation expense equal to the fair value of those performance unit and phantom unit awards that actually vest is estimated and recorded over the period the grants are earned, which is the vesting period. Compensation expense estimates are updated periodically. The vesting of performance unit awards is also contingent upon the attainment of predetermined performance goals, which, depending on the level of attainment, could increase or decrease the value of the awards at settlement. Quarterly distributions paid on DERs associated with phantom units are recorded as a reduction of our Limited Partners' Capital on our consolidated balance sheets.

Unit Deferral and Incentive Plan

        The UDIP provides eligible employees the opportunity to defer up to 50% of any cash award they would otherwise receive under the AIC Plan or other discretionary bonus program. Participants who elect to defer a portion of their bonus are credited with deferral units equal in value to the amount of their cash award deferral. Participants are also credited with a matching unit for each deferral unit they are granted. Both deferral units and matching units are phantom units based on LP Units and subject to service-based vesting restrictions. Participants are entitled to DERs on each unit they receive pursuant to the UDIP, which provide named executive officers with the right to receive payments based on distributions we make on LP Units. Deferral units and matching units are settled in LP Units reserved under the LTIP.

        Effective as of January 1, 2013, the compensation committee amended the UDIP to change the definition of "Eligible Employee" to reflect new eligibility requirements of base salary equal to or in excess of $175,000 and Salary Grade 22—Director Level or higher (or such other amount or Salary Grade level set from time to time by the administrator). Individuals who were Eligible Employees for the UDIP years prior to January 1, 2013, who were selected by the UDIP administrator to participate in the UDIP for any plan year prior to January 1, 2013, and who were employed by the Company on December 31, 2012 and receiving a base salary equal to or in excess of $150,000 for any plan year also will continue to qualify as Eligible Employees. Notwithstanding the above change, the compensation committee has the discretion under the UDIP to designate any person as an Eligible Employee that does not meet the above requirements.

        Deferral elections under the UDIP must be made no later than December 31st of the plan year prior to the date the applicable bonus would otherwise be paid. Once a deferral election is made for a plan year, it becomes irrevocable and cannot be cancelled or changed for that plan year. In connection with the amendment of the UDIP to change the definition of "Eligible Employee" effective as of January 1, 2013, the compensation committee also amended the vesting schedule for deferral units and matching units such that a participant becomes 100% vested on the third December 15th after the deferral units and matching units are credited to his or her unit account, provided that the participant is continuously employed by, or continuously provides services to us through that date. For example, deferral units and matching units that are credited to a participant's unit account in 2014 will vest on December 15, 2016. If a participant's employment is terminated by us without cause, unvested deferral units will immediately vest in full and unvested matching units will vest on a prorated basis, based on the portion of the vesting period during which the participant was employed by us. For purposes of determining the number of matching units that become vested on a prorated basis, the vesting period commences on January 1st of the plan year in which we would otherwise have paid the annual cash award to the participant but for the participant's deferral election and ends three years later.

        A participant's unvested deferral units and matching units are subject to "double-trigger" vesting as a result of a change of a control. In the event a change of control occurs while the participant is employed by, or providing services to us, Buckeye GP or any affiliate, the participant's unvested deferral units and matching units will only vest in full if, during the eighteen-calendar-month period following a change of control, (i) the participant is terminated without cause, or (ii) the participant resigns for good reason. For purposes of the UDIP, change of control, cause and good reason have the same meanings as set forth in the LTIP description above. The number of deferral units and matching units that may be granted under the UDIP is limited by the number of LP Units that may be granted under the LTIP, as it may be amended from time to time, subject to certain adjustments.

Retirement and Other Benefits

        Services Company sponsors a RASP through which it provides retirement benefits for substantially all of its regular full-time employees (including our named executive officers), except those covered by certain labor contracts. The RASP consists of two components. Under the first component, Services Company contributes 5% of each eligible employee's covered salary to an employee's separate account maintained in the RASP Plan. Under the second component, Services Company makes a matching contribution into the employee's separate account for 100% of an employee's contribution to the RASP up to 5% (or up to 6% if an employee has completed 20 or more years of service) of an employee's eligible covered salary. Each of our named executive officers receives a contribution equal to 5% of his salary (subject to certain IRS limits) annually, and these amounts vest ratably over a five year period, and we make matching contributions to the RASP on their behalf as well. Prior to March 27, 2011, for Services Company employees who participate in the ESOP, Services Company did not make a matching contribution. Because Mr. Malecky participates in the ESOP, we did not make any matching contributions to the RASP on his behalf prior to March 27, 2011.

        The majority of our regular full-time employees hired before September 16, 2004 (including Mr. Malecky) participate in Services Company's ESOP, which is a qualified plan. As of the record date, Services Company owned approximately 763,288 of our LP Units. The ESOP owns all of the outstanding common stock of Services Company, or approximately 763,288 shares. Accordingly, one share of Services Company common stock is generally considered to have a value equal to one of our LP Units. Under the ESOP, Services Company common stock was allocated to employee accounts quarterly. Individual employees were allocated shares based on the ratio of their eligible compensation to the aggregate eligible compensation of all ESOP participants. The ESOP was frozen with respect to benefits effective March 27, 2011 (the "Freeze Date"). As of March 28, 2011, in connection with the repayment of the ESOP's 3.60% Senior Secured Notes due March 28, 2011 (the "ESOP Notes"), all shares had been allocated. Eligible compensation generally included base salary, overtime payments and certain bonuses. Upon termination of the employee's employment, the value of shares accumulated by an employee in the ESOP is payable to the employee or transferable to other qualified plans in accordance with the terms of the ESOP plan.

        Services Company also sponsors a Benefit Equalization Plan, which is described in detail in the narrative discussion following the "2013 Nonqualified Deferred Compensation Table" below.

2013 Outstanding Equity Awards at Fiscal Year-End Table

	Unit Awards
Name	Number of Units That Have Not Vested (#)		Grant Date	Vesting Date	Market Value of Units That Have Not Vested ($)(1)	Equity incentive plan awards: Number of unearned units that have not vested (#)		Grant Date	Vesting Date		Equity incentive plan awards: Market or payout value of unearned units that have not vested ($)
Clark C. Smith	4,572	(2)	2/9/11	2/9/14	324,658	18,568	(3)	2/9/11		(3)	1,318,514
	10,329	(2)	2/8/12	2/8/15	733,462	41,940	(3)	2/8/12		(3)	2,978,159
	3,290	(4)	2/24/12	12/26/14	233,623	76,350	(3)	2/7/13		(3)	5,421,614
	19,088	(2)	2/7/13	2/7/16	1,355,439
	11,410	(5)	2/15/13	12/15/15	810,224
Keith E. St.Clair	4,192	(2)	2/9/11	2/9/14	297,674	17,020	(3)	2/9/11		(3)	1,208,590
	11,943	(6)	1/13/12	1/13/15	848,072	15,728	(3)	2/8/12		(3)	1,116,845
	3,874	(2)	2/8/12	2/8/15	275,093	22,904	(3)	2/7/13		(3)	1,626,413
	5,727	(2)	2/7/13	2/7/16	406,674
	7,302	(5)	2/15/13	12/15/15	518,515
Jeremiah J. Ashcroft III	5,081	(2)	2/9/11	2/9/14	360,802	20,630	(3)	2/9/11		(3)	1,464,936
	11,943	(6)	1/13/12	1/13/15	848,072	8,388	(3)	2/8/12		(3)	595,632
	2,066	(2)	2/8/12	2/8/15	146,707	15,270	(3)	2/7/13		(3)	1,084,323
	2,798	(4)	2/24/12	12/26/14	198,686
	3,818	(2)	2/7/13	2/7/16	271,116
Robert A. Malecky	1,016	(2)	2/9/11	2/9/14	72,146	4,128	(3)	2/9/11		(3)	293,129
	11,943	(6)	1/13/12	1/13/15	848,072	8,388	(3)	2/8/12		(3)	595,632
	2,066	(2)	2/8/12	2/8/15	146,707	15,270	(3)	2/7/13		(3)	1,084,323
	3,818	(2)	2/7/13	2/7/16	271,116
	5,594	(5)	2/15/13	12/15/15	397,230
Khalid A. Muslih	1,016	(2)	2/9/11	2/9/14	72,146	4,128	(3)	2/9/11		(3)	293,129
	11,943	(6)	1/13/12	1/13/15	848,072	7,340	(3)	2/8/12		(3)	521,213
	1,808	(2)	2/8/12	2/8/15	128,386	15,270	(3)	2/7/13		(3)	1,084,323
	2,798	(4)	2/24/12	12/26/14	198,686
	3,818	(2)	2/7/13	2/7/16	271,116
	5,478	(5)	2/15/13	12/15/15	388,993

(1)
For phantom units (including deferral and matching phantom units) and performance units, the market value is calculated using a per LP Unit price of $71.01, the closing price for our LP Units on December 31, 2013, the last trading day of 2013.

(2)
Represents grants of phantom units under the LTIP with DERs. See "Long-Term Incentive Plan" above.

(3)
Represents grants of performance units under the LTIP. See "Long-Term Incentive Plan" above. The vesting of the performance units is subject to the attainment of a pre-established performance goal during the third year of a three fiscal year period as determined by the Compensation Committee after the end of the third fiscal year. Performance units granted on February 9, 2011 vested at 151% of the target award as determined by the Compensation Committee at its meeting on February 5, 2014. Because the performance units exceeded target level, SEC rules require us to assume, for purposes of this table, that all remaining unvested awards will vest at the next higher performance measure, which is stretch performance, so the number of performance units reflected in the table is based on a maximum payout of such awards at 200% of the target award.

(4)
Represents the grant of deferral and matching phantom units issued under the LTIP as a result of the deferral of 2011 discretionary bonus awards pursuant to the UDIP. Messrs. Smith, Ashcroft, and Muslih were granted 1,645, 1,399, and 1,399 deferral units, respectively, and 1,645, 1,399, and 1,399 matching units, respectively. The deferral units and matching units were issued as a result of deferrals by Messrs. Smith, Ashcroft, and Muslih of $100,000, $85,000, and $85,000, respectively, of their 2011 discretionary bonus awards.

(5)
Represents the grant of deferral and matching phantom units issued under the LTIP as a result of the deferral of 2012 AIC Plan awards and discretionary bonus awards pursuant to the UDIP. Messrs. Smith, St.Clair, Malecky, and Muslih were granted 5,705, 3,651, 2,797, and 2,739 deferral units, respectively, and 5,705, 3,651, 2,797, and 2,739 matching units, respectively. The deferral units and matching units were issued as a result of deferrals by Smith, St.Clair, Malecky, and Muslih of $304,400, $194,800, $124,200, and $146,100, respectively, of their 2012 AIC Plan awards, and deferral by Mr. Malecky of $25,000 of his 2012 discretionary bonus award.

(6)
Represents grants of phantom units under the LTIP without DERs. See "Long-Term Incentive Plan" above.

2013 Unit Option Exercises and Units Vested Table

	Option Awards		Unit Awards(1)
Name	Number of Units Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Units Acquired on Vesting (#)	Value Realized on Vesting ($)
Clark C. Smith	—	—	25,174	1,667,852
Keith E. St.Clair	—	—	20,721	1,378,266
Jeremiah J. Ashcroft III	—	—	20,430	1,414,219
Robert A. Malecky	8,600	158,770	9,819	664,608
Khalid A. Muslih	—	—	12,589	861,139

(1)
Represents vesting of 2011 grants of performance units and 2010 grants of phantom awards, both under the LTIP. Also represents the vesting of phantom units under the UDIP as a result of the deferral of 2010 bonus awards, including both deferral and matching units that vested on December 26, 2013 and were issued under the LTIP. See "Long-Term Incentive Plan" above. The vesting of the performance units was subject to the attainment of a pre-established distributable cash flow per LP Unit performance goal during a performance period that ended on December 31, 2013. On February 5, 2014, the compensation committee determined to vest the 2011 performance units at the 151% of the target award (between the target and maximum levels). The phantom units vested on February 16, 2013.

(2)
The value realized on exercise of unit options is equal to the amount per unit at which the named executive officer sold units acquired on exercise (all of which occurred on the date of exercise) minus the exercise price of the unit options times the number of LP Units acquired on exercise of the unit options.

2013 Nonqualified Deferred Compensation Table

Name	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Gains (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)
Clark C. Smith	65,613	18,598	—	186,525
Keith E. St.Clair	36,826	20,386	—	205,568
Jeremiah J. Ashcroft III	36,186	12,641	—	78,339
Robert A. Malecky	28,893	43,679	—	367,633
Khalid A. Muslih	23,937	20,724	—	144,906

(1)
These contributions in the last fiscal year for each named executive officer are included in the All Other Compensation column of the Summary Compensation Table above.

(2)
The following amounts were previously reported as compensation in the Summary Compensation Table for previous years: Mr. Smith—$91,525; Mr. St.Clair—$129,000; Mr. Ashcroft—$16,808; Mr. Malecky—$108,892; and Mr. Muslih—$67,222.

        The amounts reflected in the table above were credited to accounts of the named executive officers under the Benefit Equalization Plan. The Benefit Equalization Plan is a non-qualified deferred compensation plan and provides that any employee whose company contributions to qualified pension and savings plans have been limited due to IRS limits on compensation allowable for calculating benefits under qualified plans will receive an equivalent benefit under the Benefit Equalization Plan for company contributed amounts they would have received under qualified plans if there were no IRS limits on compensation levels. Employee deferrals are not allowed under the Benefit Equalization Plan. In addition, the Benefit Equalization Plan allows employees to invest their balances in the plan under a variety of fund options. The fund options under the Benefit Equalization Plan are the same fund options available under the RASP. Employees may periodically change their investment elections in the RASP and the Benefit Equalization Plan in accordance with its terms and the terms of the documents governing the investments in which they currently participate. Amounts accumulated by an employee in the Benefit Equalization Plan are payable to the employee, or their beneficiary, in a lump sum upon termination of employment or following death. All amounts are paid based on the timing and form set forth in the Benefit Equalization Plan. A participating employee may also receive a distribution of all or a portion of his or her account balance in the event of a "hardship" as defined in the plan document and upon determination by the committee that administers the plan.

        The table below shows the fund options available under the RASP and their annual rate of return for the year ended December 31, 2013.

Name of Fund	Rate of Return
Allianz NFJ International Value—Instl	10.59%
American Century Value Institutional	31.31%
Fidelity Balanced—Class K	20.64%
Fidelity Managed Income Portfolio	0.95%
Fidelity Small Cap Value	37.08%
JPMorgan Large Cap Growth—R6	33.03%
JPMorgan SmartRetirement 2010—Instl	7.96%
JPMorgan SmartRetirement 2015—Instl	10.47%
JPMorgan SmartRetirement 2020—Instl	13.77%
JPMorgan SmartRetirement 2025—Instl	17.07%
JPMorgan SmartRetirement 2030—Instl	19.94%
JPMorgan SmartRetirement 2035—Instl	22.19%
JPMorgan SmartRetirement 2040—Instl	23.02%
JPMorgan SmartRetirement 2045—Instl	23.02%
JPMorgan SmartRetirement 2050—Instl	23.01%
JPMorgan SmartRetirement Income—Instl	7.91%
Lord Abbett Developing Growth—Instl	57.75%
Metropolitan West Total Return Bond—Instl	0.50%
Spartan 500 Index—Instl	32.35%
Spartan Global ex U.S. Index	14.24%
Spartan Mid Cap—Advantage Class	34.64%

Payments upon Termination or Change of Control

Severance Agreement Payments

        The Partnership is party to a Severance Agreement with each of our named executive officers. Pursuant to the terms of the Severance Agreements, each named executive officer is entitled to severance payments following (i) the termination of employment by Services Company except if the termination is a result of (x) the continuous illness, injury or incapacity for a period of six consecutive months, or (y) "Cause", or (ii) a voluntary termination of employment by the executives upon (I) the material failure of Services Company to comply with and satisfy any of the terms of the Severance Agreement, (II) the significant reduction by Services Company of the authority, duties or responsibilities of the executives, (III) the elimination of the executives from eligibility to participate in, or the exclusion of the executives from participation in, employee benefit plans or policies, except to the extent such elimination or exclusion is applicable to our named executive officers as a group, (IV) the material reduction in the executives' annual base compensation or the reduction in the annual target cash bonus opportunity for which the executives are eligible (unless such reduction in the executives' annual target cash bonus opportunity is made in connection with similar reductions in the bonus opportunities of our named executive officers as a group), or (V) the transfer of the executive, without their express written consent, to a location that is more than 100 miles from the named executive officer's principal office as of the date of the Severance Agreement.

        Upon a termination as set forth above, each named executive officer would be entitled to the following:

  •
  A lump-sum severance payment in the amount of (i) 100% of such named executive officer's base salary, plus (ii) 100% of the annual bonus opportunity, for the applicable year.

  •
  A monthly payment equal to 125% of the COBRA cost of continued health and dental coverage, less the amount that the executive would be required to contribute for health and dental coverage if he were an active employee, for a 12-month period.

        For the purposes of the Severance Agreements, "Cause" is defined as (i) habitual insobriety or substance abuse, (ii) engaging in acts of disloyalty to Buckeye including fraud, embezzlement, theft, commission of a felony, or proven dishonesty, or (iii) willful misconduct of the executive in the performance of his duties, or the willful failure of the executive to perform a material function of his duties pursuant to the terms of the Severance Agreement.

Benefit Equalization Plan

        Upon termination of employment for any reason, each named executive officer becomes entitled to distributions of the aggregate balances of his Benefits Equalization Plan account. If such officers had been terminated as of December 31, 2013, each of them (other than Messrs. Smith and Ashcroft) would have been entitled to receive the amounts set forth opposite his name in the "Aggregate Balance at Last Fiscal Year End" column of the "2013 Nonqualified Deferred Compensation Table" for his Benefits Equalization Plan balance. Due to vesting requirements, Mr. Smith would have been entitled to receive $156,681 and Mr. Ashcroft would have been entitled to receive $65,805. The Benefit Equalization Plan termination payments are not set forth in the tables below.

Long-Term Incentive Plan

        Upon a termination of employment for (i) death, (ii) disability, (iii) without cause during a change in control period, or (iv) resignation for good reason during a change in control period, each of our named executive officers are entitled to accelerated vesting of all phantom units, and performance units, based on a payout performance multiplier of 100%, except with respect to the retention incentive phantom unit grants made on January 13, 2012, which do not provide for accelerated vesting upon a termination of employment on account of death or disability. Upon a termination of employment for cause or voluntary resignation, all unvested phantom units and performance units will be forfeited. If a named executive officer is terminated without cause, not during a change in control period, or retires, all phantom units vest based on the portion of the restriction period during which the named executive officer was employed by us, except with respect to the retention incentive phantom unit grants made on January 13, 2012, which do not provide for pro-rated vesting upon a termination of employment due to retirement, and all performance units will vest on a prorated portion based on a payout multiplier of 100%; provided, however, that if the termination of employment is within the six month period immediately prior to the end of the performance period, the prorated portion of the performance units will vest based on actual performance.

        A more detailed description of the LTIP, including the change in control period, is contained in the narrative discussion entitled "Long-Term Incentive Plan" following the Grant of Plan-Based Awards Table and in the Compensation Discussion and Analysis.

Payments upon Termination or Change in Control Table

        The table below reflects (in dollars) the compensation and benefits, if any, due to each of the named executive officers upon a voluntary termination, a termination for cause, an involuntary termination other than for cause or resignation for good reason, both before and after a change in control, a change in control without an accompanying termination, or a termination due to death, disability or retirement. The amounts shown assume that each termination of employment or the change in control, as applicable, was effective as of December 31, 2013, and the fair market value of an LP Unit as of December 31, 2013 was $71.01, which was the closing price on December 31st, the last trading day of 2013. The amounts shown in the table are estimates of the amounts, which would be paid upon termination of employment or change in control, as applicable. The actual amounts to be paid can only be determined at the time of the actual termination of employment or change in control, as applicable. Mr. Ashcroft resigned from Buckeye GP and Services Company effective April 15, 2014. Mr. Ashcroft's resignation was voluntary and as a result he was not entitled to any of the payments set forth in the table below.

        The value of the accelerated vesting and payment of phantom units was calculated by multiplying the aggregate number of phantom units by the fair market value of an LP Unit as of December 31, 2013, taking into account months of service over the 36 month vesting period as applicable for certain prorated payouts. The value of the accelerated vesting and payment of performance units was calculated by multiplying the aggregate number of performance units by the fair market value of an LP Unit as of December 31, 2013, taking into account months of service over the 36-month performance period based on a payout performance multiplier of 100%. More details concerning these values are set forth in the footnotes below.

Name	Benefit	Voluntary Resignation or Termination for Cause	Termination Without Cause Prior to Change of Control	Resignation for Good Reason Before Change of Control	Resignation for Good Reason After Change of Control	Change of Control	Termination Without Cause After Change of Control	Death, Disability or Retirement(6)
Clark C. Smith	Cash severance(1)	—	1,462,500	1,462,500	1,462,500	—	1,462,500	—
	Phantom Unit Acceleration(2)	—	1,180,682	—	2,413,559	—	2,413,559	2,413,559
	UDIP Phantom Unit Acceleration(3)	—	737,429	—	1,043,847	—	1,043,847	1,043,847
	Performance Unit Acceleration(4)	—	2,067,340	—	4,536,060	—	4,536,060	4,536,060
	Health Benefits(5)	—	20,150	20,150	20,150	—	20,150	—
Keith E. St.Clair	Cash severance(1)	—	880,000	880,000	880,000	—	880,000	—
	Phantom Unit Acceleration(2)	—	1,147,585	—	1,827,513	—	1,827,513	979,441
	UDIP Phantom Unit Acceleration(3)	—	347,040	—	518,515	—	518,515	518,515
	Performance Unit Acceleration(4)	—	703,463	—	1,485,633	—	1,485,633	1,485,633
	Health Benefits(5)	—	20,150	20,150	20,150	—	20,150	—
Jeremiah J. Ashcroft III	Cash severance(1)	—	665,000	665,000	665,000	—	665,000	—
	Phantom Unit Acceleration(2)	—	1,086,866	—	1,626,697	—	1,626,697	778,625
	UDIP Phantom Unit Acceleration(3)	—	165,967	—	198,686	—	198,686	198,686
	Performance Unit Acceleration(4)	—	413,468	—	907,212	—	907,212	907,212
	Health Benefits(5)	—	19,814	19,814	19,814	—	19,814	—
Robert A. Malecky	Cash severance(1)	—	665,000	665,000	665,000	—	665,000	—
	Phantom Unit Acceleration(2)	—	808,745	—	1,338,041	—	1,338,041	489,969
	UDIP Phantom Unit Acceleration(3)	—	265,864	—	397,230	—	397,230	397,230
	Performance Unit Acceleration(4)	—	413,468	—	907,212	—	907,212	907,212
	Health Benefits(5)	—	20,100	20,100	20,100	—	20,100	—
Khalid A. Muslih	Cash severance(1)	—	665,000	665,000	665,000	—	665,000	—
	Phantom Unit Acceleration(2)	—	797,177	—	1,319,721	—	1,319,721	471,648
	UDIP Phantom Unit Acceleration(3)	—	426,318	—	587,679	—	587,679	587,679
	Performance Unit Acceleration(4)	—	385,728	—	865,621	—	865,621	865,621
	Health Benefits(5)	—	20,150	20,150	20,150	—	20,150	—

(1)
Reflects a lump-sum severance payment in the amount of (i) 100% of each named executive officer's base salary, plus (ii) 100% of the annual bonus opportunity, for 2013 pursuant to the terms of the named executive officers' severance agreements, which are described above.

(2)
This amount represents the value of the accelerated vesting and payment of all phantom units based on a price per LP Unit as of December 31, 2013 of $71.01 (the closing price on December 31, 2013, the last trading day of 2013). In the event of resignation for good reason after a change in control, termination without cause after a change in control, or termination because of death or disability, the named executive officer will be entitled to full accelerated vesting of 100% of his outstanding phantom units (except with respect to his retention incentive phantom unit grant, which does not provide for accelerated vesting upon a termination of employment on account of death or disability). In the event of termination without cause or due to retirement, the named executive officer would not be entitled to full accelerated vesting but instead would be entitled to a prorated amount based on 327 days of service over the 1,095 service period (327/1,095) for his 2013 phantom unit grant, 718 days of service over the 1,096 day service period (718/1,096) for his 2012 retention incentive phantom unit grant (for termination without cause only because retention awards do not provide for vesting upon retirement), 692 days of service over the 1,096 day service period (692/1,096) for his 2012 phantom unit grant, and 1,056 days of service over a 1,096 day service period (1,056/1,096) for his 2011 phantom unit grant. The "2013 Outstanding Equity Awards at Fiscal Year-End Table" provides information on each named executive officer's phantom unit holdings at December 31, 2013.

(3)
This amount represents the value of the accelerated vesting and payment of all phantom units granted under the UDIP. The amount is based on a price per LP Unit as of December 31, 2013 of $71.01. In the event of resignation for good reason after a change in control, termination without cause after a change in control, or termination because of disability or death, the named executive officer will be entitled to full accelerated vesting of 100% of his outstanding phantom units received pursuant to the UDIP. In the event of termination without cause, the named executive officer would be entitled to full vesting of his deferral units received pursuant to the UDIP, but the named executive officer's matching units would not be entitled to full accelerated vesting. Instead the matching units granted in 2013 would be entitled to a prorated vesting based on 365 days of service over the 1,078 day service period (365/1,078) and the matching units granted in 2012 would be entitled to a prorated vesting based on 731 days of service over the 1,090 day service period (731/1,090). In the event of the named executive officer's retirement prior to the vesting of his phantom units granted under the UDIP, the named executive officer would forfeit all such phantom units. The "2013 Outstanding Equity Awards at Fiscal Year-End Table" provides information on each named executive officer's phantom unit holdings at December 31, 2013, including phantom units received pursuant to the UDIP.

(4)
This amount represents the value of the accelerated vesting and payment of all performance units based on a price per LP Unit as of December 31, 2013 of $71.01 and a distribution equivalent right payout of $4.2125 per unit and $8.3625 per unit for 2013 and 2012 grants, respectively. In the event of resignation for good reason after a change in control, termination without cause after a change in control, or termination because of disability or death, the named executive officer will be entitled to full accelerated vesting of 100% of his outstanding performance units and payment of DERs accumulated up to the date of the accelerated vesting. In the event of termination without cause or due to retirement, the named executive officer would not be entitled to full accelerated vesting but instead would be entitled to a prorated amount based on 365 days of service over the 1,095 day service period (365/1,095) for his 2013 performance unit grant and based on 731 days of service over a 1,096 day service period (731/1,096) for his 2012 performance unit grant. The "2013 Outstanding Equity Awards at Fiscal Year-End Table" provides information on each named executive officer's performance unit holdings at December 31, 2013.

(5)
Represents monthly payment equal to 125% of the COBRA cost of continued health and dental coverage, less the amount that the executive would be required to contribute for health and dental coverage if they were an active employee, for a 12-month period. For, Messrs. Smith, St.Clair, Ashcroft, Malecky, and Muslih, the monthly COBRA cost of continued health and dental coverage would be approximately $1,537, $1,537, $1,607, $1,521, and $1,537, respectively, and their required monthly contributions if they were active employees would be approximately $242, $242, $358, $226, and $242, respectively.

(6)
The amounts in this column do not represent the value of the accelerated vesting and payment of phantom units, UDIP phantom units, or performance units upon retirement. See the footnotes above with respect to the phantom units, UDIP phantom units, and performance units for an explanation of the treatment of such awards in the event of the holder's retirement.

Director Compensation

2013 Director Compensation Table

Name	Fees Earned or Paid in Cash	Unit Awards(1)	Other Compensation(2)	Total
Forrest E. Wylie	$180,000	—	$458,938	$638,938
Pieter Bakker	$70,000	$104,940	$8,450	$183,390
Barbara J. Duganier	$21,250	$131,160	$2,150	$154,560
C. Scott Hobbs	$97,500	$104,940	$8,450	$210,890
Joseph A. LaSala, Jr.	$92,500	$104,940	$8,450	$205,890
Mark C. McKinley	$85,000	$104,940	$8,450	$198,390
Oliver "Rick" G. Richard, III	$93,750	$104,940	$8,450	$207,140
Frank S. Sowinski	$98,750	$104,940	$8,450	$212,140
Martin A. White	$91,250	$104,940	$8,450	$204,640

(1)
Represents grant date fair value of grants of 2,000 phantom unit awards to Messrs. Bakker, Hobbs, LaSala, McKinley, Richard, Sowinski, and White on February 6, 2013 and Mrs. Duganier on October 4, 2013. The grant date fair value of phantom unit awards is based on a target payout of such awards (computed in accordance with FASB ASC Topic 718), using the average of the high and low trading prices for our LP Units on the date of grant ($52.47 for February 6, 2013 and $65.58 for October 4, 2013). For a discussion of the valuations of phantom units, please see the discussion in Note 20 in the Notes to Consolidated Financial Statements of Buckeye's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. As of December 31, 2013, Messrs. Bakker, Hobbs, LaSala, McKinley, Richard, Sowinski and White, and Mrs. Duganier, each held 2,000 phantom units.

(2)
Amounts represent the distribution equivalents paid during 2013 on unvested phantom unit awards granted under the LTIP. In addition to Mr. Wylie's distribution equivalents paid on his unvested phantom unit awards ($75,142) during 2013, he also received a distribution equivalent payment of $383,796 for his 2010 Performance Unit Vesting.

Non-Employee Directors other than Mr. Wylie

        In 2013, non-employee directors of Buckeye GP other than Mr. Wylie received an annual fee in cash of $50,000 plus $1,250 for each board of directors and committee meeting attended. Each director also received a grant under the LTIP of 2,000 phantom units, which vested on the first anniversary of the date of grant, or February 6, 2014. Additionally, the chairs of the audit, compensation, nominating and corporate governance, and HSSE committees each received an annual fee of $10,000. Mr. Smith did not receive any fees for services as a director. We reimbursed our general partner for the directors' fees.

Forrest E. Wylie

        Mr. Wylie resigned as Chief Executive Officer of Buckeye GP, effective as of February 10, 2012. Mr. Wylie was not a party to any employment, severance or change in control agreement and therefore was not eligible for any severance or termination payments upon his resignation. In connection with his resignation, Mr. Wylie entered into a Non-Executive Chairman Agreement (the "Chairman Agreement") pursuant to which he is paid an annual stipend of $180,000, that is payable quarterly and which continues until the earlier of thirty-six (36) months after February 10, 2012 or the date Mr. Wylie no longer serves as the Non-Executive Chairman of the board of directors. This annual stipend is in lieu of any cash board of director fees ordinarily paid to non-employee members of the board of directors. Under the terms of the LTIP, Mr. Wylie is entitled to continued vesting of outstanding phantom and performance units so long as he continues to provide services under the Chairman Agreement. In anticipation of Mr. Wylie's service on the board of directors as a non-employee director, he was granted 6,000 phantom units, 2,000 of which vest each year over a three-year period, to match the annual grants of 2,000 phantom units made to our other non-employee directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of April 7, 2014 the number of our LP Units beneficially owned by: (1) each person who is known to us to beneficially own more than 5% of our LP Units; (2) the current directors and the nominees of our general partner's board of directors; (3) the named executive officers of our general partner; and (4) all current directors and executive officers of our general partner as a group. We obtained certain information in the table from filings made with the SEC.

Name(1)	Number of LP Units(2)		Percentage of LP Units
Forrest E. Wylie	133,480		*
Clark C. Smith	36,305	(3)	*
Pieter Bakker	10,052		*
Barbara J. Duganier	2,000		*
C. Scott Hobbs	17,000		*
Joseph A. LaSala, Jr.	13,000		*
Mark C. McKinley	17,000		*
Oliver G. Richard, III	13,408		*
Frank S. Sowinski	22,210		*
Martin A. White	11,304		*
Keith E. St.Clair	67,919	(4)	*
Jeremiah J. Ashcroft III	15,824		*
Robert A. Malecky	72,042	(5)	*
Khalid A. Muslih	22,335		*
All directors and officers as a group (17 persons)	466,539	(6)	*
OppenheimerFunds, Inc.	6,649,571	(7)	5.7%
Tortoise Capital Advisors, L.L.C.	10,003,514	(8)	8.6%

*
represents less than 1%

(1)
The contact address for our directors and executive officers is One Greenway Plaza, Suite 600, Houston, Texas 77046.

(2)
Unless otherwise indicated, the persons named above have sole voting and investment power over the LP Units reported.

(3)
Consists of 36,305 LP Units over which Mr. Smith shares investment and voting power with his wife.

(4)
20,000 of the LP Units owned by Mr. St.Clair are pledged as security.

(5)
Consists of 29,350 LP Units over which Mr. Malecky shares investment and voting power with his wife.

(6)
Includes 1,291 phantom units granted pursuant to the LTIP that will vest within 60 days of April 7, 2014.

(7)
According to the Schedule 13G filed by OppenheimerFunds, Inc. with the SEC on February 6, 2014, consists of LP Units beneficially owned as of December 31, 2013 by OppenheimerFunds, Inc., to which it has shared voting and dispositive power with respect to all of the units reported. The address of OppenheimerFunds, Inc. is Two World Financial Center, 225 Liberty Street, New York, New York 10281.

(8)
According to the Schedule 13G filed by Tortoise Capital Advisors, L.L.C. ("TCA") with the SEC on February 11, 2014, consists of LP Units beneficially owned as of December 31, 2013 by TCA. Of the 10,003,514 units, TCA has shared voting power as to 9,101,384 units, and TCA has shared dispositive power as to all of the 10,003,514 units. The address of TCA is 11550 Ash Street, Suite 300, Leawood, Kansas 66211.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table sets forth information as of December 31, 2013 with respect to compensation plans under which our equity securities are authorized for issuance.

Plan Category	(a) Number of LP Units to be issued upon exercise of outstanding LP Unit options and rights	(b) Weighted-average exercise price of outstanding LP Unit options and rights	(c) Number of LP Units remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by Unitholders:(1)
LTIP(2)	812,312	—	3,236,006
Option Plan(3)	45,600	$47.32	333,000
Equity compensation plans not approved by Unitholders	—	—	—

Total for equity compensation plans	857,912	$47.32	3,569,006

(1)
See Note 20 in the Notes to Consolidated Financial Statements included in Buckeye's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for further information about these plans.

(2)
The 812,312 represents 438,521 phantom units and 373,791 performance units issued under the LTIP. See Note 20 in the Notes to Consolidated Financial Statements included in Buckeye's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and "Compensation of Executive Officers and Directors" above for further information about these awards. These awards are not taken into account in the calculation of the weighted-average exercise price of outstanding LP Unit options and rights under the LTIP.

(3)
With the adoption and utilization of the LTIP, we do not expect to make any future grants pursuant to the Option Plan.

 TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

        Buckeye is not aware of any transaction since January 1, 2013, or any currently proposed transaction, in which Buckeye was or is to be a participant and the amount involved exceeds $120,000, and in which any related party has or will have a direct or indirect material interest.

Policies Regarding Related Party Transactions

        Except for compensation that we pay, the material portions of which are described in this proxy statement, our general policy is to avoid transactions between us and our directors and officers or holders of 5% or more of our LP Units (including members of their families) and that any such transactions that are not avoided should be resolved pursuant to the conflicts of interest resolution provisions in our partnership agreement. In furtherance of this policy, we have adopted Corporate Governance Guidelines, a Code of Ethics for Directors, Executive Officers and Senior Financial Employees and a Business Code of Conduct for all employees, which generally require the reporting to management of transactions or opportunities that constitute conflicts of interest so that they may be avoided. These guidelines and codes, along with our partnership agreement, are in writing and are available on our website at www.buckeye.com by browsing to the "Corporate Governance" subsection of the "Investor Center" menu.

        Pursuant to our Corporate Governance Guidelines and our partnership agreement, any transaction between us and our officers and directors or holders of 5% of more of our LP Units that is not avoided must be fair and reasonable to us. Any resolution or course of action will be deemed to be fair and reasonable to us if it is approved by our nominating and corporate governance committee (as long as the material facts known to the officers and directors of our general partner regarding any proposed transaction were disclosed to the nominating and corporate governance committee at the time of its approval), if it is on terms objectively demonstrable to be no less favorable to us than those generally being provided to or available from unrelated third parties, or fair to us, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to us.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers of our general partner and persons who beneficially own more than 10% of our LP Units to file ownership and changes in ownership reports with the SEC and the NYSE. The SEC regulations also require that a copy of all these filed Section 16(a) forms must be furnished to us by the directors and executive officers of our general partner and persons beneficially owning more than 10% of our LP Units. Based solely on a review of Forms 3, 4 and 5 furnished to us and written representations from certain persons that no other reports were required for those persons, we believe that for 2013, all officers and directors, and persons beneficially owning more than 10% of our LP Units, who were required to file reports under Section 16(a) complied with such requirements.

 PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The audit committee has appointed Deloitte as Buckeye's independent registered public accountants for fiscal year 2014 and has reviewed the scope of, and overall plan for, the 2014 fiscal year audit. The audit committee recommends that Buckeye's unitholders ratify the appointment of Deloitte. As in prior years, the audit committee, along with Buckeye's management, reviewed Deloitte's performance as part of our consideration of whether to appoint the firm as independent auditors for 2014. As part of this review, the audit committee considered the continued independence of Deloitte; Deloitte's effectiveness of communications with the audit committee, management and Buckeye's internal auditors; and the period of time that Deloitte has served as Buckeye's independent auditors (Deloitte has served as Buckeye's independent registered public accountants since 1986). The audit committee also evaluated the quality and depth of Deloitte and the audit team's expertise and experience with respect to Buckeye's business and organizational structure.

        Representatives of Deloitte will be available to answer appropriate questions at the Annual Meeting and are free to make statements during the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS BUCKEYE'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2014.

 PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Our executive compensation policies and procedures are designed to attract and retain highly qualified named executive officers while linking our performance to named executive officer compensation. Our compensation committee has a strong pay for performance philosophy; and, as a result, the compensation paid to our named executive officers is generally aligned with our performance on both a short-term and a long-term basis.

  •
  Our 2013 annual incentive awards were tied to the achievement of Adjusted EBITDA. For 2013, our named executive officers' annual incentive awards were paid out above target level because we outperformed our Adjusted EBITA target performance goal. These payouts directly reflect our 2013 financial performance.

  •
  Our long-term incentive awards comprise a significant element of our named executive officer compensation. Our named executive officers' target total compensation includes long-term equity incentive awards, consisting equally of phantom and performance units. Phantom units cliff vest after three years and deliver value based on our unit price growth. Performance units also cliff vest after three years based on pre-established three-year distributable cash flow targets.

  •
  We minimize cash compensation not tied to performance because we do not guarantee bonuses or long-term equity incentive awards for any named executive officer. Base salary for our named executive officers' is in the 50th percentile range of salaries of executives in our peer group to enable us to emphasize our pay for performance philosophy and incentivize executives through annual cash incentive compensation and long-term equity incentive awards.

        Please see "Compensation of Executive Officers and Directors—Compensation Discussion and Analysis" beginning on page 17 of the proxy statement for a more detailed discussion of the executive compensation programs in place for our named executive officers in 2013.

        Pursuant to the proxy rules under the Exchange Act and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), we are required to provide our unitholders with a separate non-binding advisory vote to approve the compensation of our named executive officers, including the "Compensation Discussion and Analysis," the compensation tables, and any other narrative disclosure in the proxy statement. Such a proposal, commonly known as a "say-on-pay" proposal, gives unitholders the opportunity to endorse or not endorse our executive compensation as described in the proxy statement. At the 2011 annual meeting, upon the recommendation of the board of directors of our general partner, unitholders voted in favor of holding the advisory vote every three years. The next advisory vote will occur at our 2017 annual meeting. Unitholders who do not wish to vote may abstain from voting. Accordingly, our unitholders are being asked to approve the following resolution:

        "RESOLVED, that the compensation paid to Buckeye's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

        As provided by the Dodd-Frank Act, this vote will not be binding on the board of directors or the compensation committee and may not be construed as overruling a decision by the board of directors or the compensation committee or create or imply any additional fiduciary duty of the board of directors. Further, it will not affect any compensation paid or awarded to any named executive officer. The compensation committee and the board of directors may, however, take into account the outcome of the vote when considering future executive compensation decisions.

THE BOARD OF DIRECTORS OF OUR GENERAL PARTNER UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE "FOR," IN A NON-BINDING VOTE, THE COMPENSATION OF BUCKEYE'S NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K ON PAGES 17 TO 44 IN THE PROXY STATEMENT FOR THE 2014 ANNUAL MEETING OF UNITHOLDERS.

 UNITHOLDER PROPOSALS FOR 2015
ANNUAL MEETING OF LIMITED PARTNERS

        Any unitholder entitled to vote at our 2015 annual meeting of limited partners can nominate persons for election to the board of directors of our general partner at the annual meeting by complying with the procedures set forth in our partnership agreement. The ability of a person to serve on our general partner's board of directors is limited by the NYSE listing requirements regarding the independence and experience of directors of our general partner's board or committees thereof.

        In order to nominate persons to our general partner's board of directors at the 2015 annual meeting, written notice must be delivered to our general partner at One Greenway Plaza, Suite 600, Houston, Texas 77046 no later than the close of business on March 6, 2015, nor earlier than the close of business on February 4, 2015. The written notice must include: (1) as to each person whom the unitholder proposes to nominate for election or reelection as a director of our general partner, all information relating to such nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director of our general partner if elected); and (2) as to the unitholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and address of such unitholder and any beneficial owner; and (ii) the number of LP Units which are owned beneficially and of record by the unitholder and any beneficial owner; (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among the unitholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned LP Units) that has been entered into as of the date of the unitholder's notice by the unitholder any and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of LP Unit price changes for, or increase or decrease the voting power of, such unitholder and any such beneficial owner, with respect to LP Units, (v) a representation that the unitholder is a record holder entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (vi) a representation whether the unitholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Partnership's LP Units required to elect the nominee and/or (b) otherwise to solicit proxies from unitholders in support of such nomination. Any proposed nominee could be required to furnish such other information as the Partnership may reasonably require to determine the eligibility of such proposed nominee to serve as a director.

        Any limited partner who wishes to submit a proposal for inclusion in the proxy materials for our 2015 annual meeting must submit such proposal by the dates referred to above or it will be considered untimely. SEC rules set forth standards as to what proposals are required to be included in a proxy statement for a meeting. In no event are limited partners allowed to vote on matters that would cause the limited partners to be deemed to take part in the management and control of our business and affairs so as to jeopardize the limited partners' limited liability under the Delaware limited partnership act or the law of any other state in which we are qualified to do business.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual, quarterly and current reports and proxy statements with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at www.sec.gov. You may also read and copy any document that we file with the SEC at the SEC's public reference room at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. You can call the SEC at 1-202-551-8090 for further information on the public reference room and its copy charges. We maintain a website at www.buckeye.com, where we make our SEC filings available.

        You may request a copy of the audit and compensation committee charters and Corporate Governance Guidelines of our general partner's board of directors and our Code of Ethics for Directors, Executive Officers and Senior Financial Employees, Business Code of Conduct, 2013 Annual Report or SEC filings or directions to our annual meeting, in each case without charge, by calling, emailing or writing to us at the following address:

  Investor Relations Department
  Buckeye Partners, L.P.
  One Greenway Plaza
  Suite 600
  Houston, Texas 77046
  Toll-free phone: (800) 422-2825
  irelations@buckeye.com

        If you would like to request documents from us, please do so at least 10 business days before the date of the annual meeting in order to receive timely delivery of the documents before the annual meeting.

        You should rely only on the information contained in this proxy statement to vote your LP Units at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement.

        The information contained in this document is applicable as of the date indicated on the cover of this document unless the information specifically indicates that another date applies.

ANNUAL MEETING OF LIMITED PARTNERS OF BUCKEYE PARTNERS, L.P. June 3, 2014 ADMISSION TICKET * REQUIRED FOR MEETING ATTENDANCE * PERMITS ONE TO ATTEND * YOUR VOTE IS IMPORTANT! BUCKEYE PARTNERS, L.P. Annual Meeting of Limited Partners To Be Held on June 3, 2014 This Proxy is Solicited on Behalf of the General Partner of Buckeye Partners, L.P. The undersigned hereby appoints Keith E. St.Clair and Todd J. Russo, and each of them, with full power of substitution and power to act alone, as proxies to vote all the limited partnership units which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Limited Partners of Buckeye Partners, L.P., to be held June 3, 2014 at 9:00 a.m. local time at The Houston City Club, One City Club Drive, Houston, Texas 77046, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 14475

ANNUAL MEETING OF LIMITED PARTNERS OF BUCKEYE PARTNERS, L.P. June 3, 2014 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17265/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20430300000000000000 2 060314 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. The election of four Class I directors to serve on our general partner's board of directors until our 2017 annual meeting of limited partners. NOMINEES: FOR ALL NOMINEES Forrest E. Wylie Barbara J. Duganier O Joseph A. LaSala, Jr. Martin A. White WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) 2. The ratification of the selection of Deloitte & Touche LLP as Buckeye Partners, L.P.'s independent registered public accountants for 2014. 3. The approval, in an advisory vote, of the compensation of Buckeye's named executive officers as described in our proxy statement pursuant to Item 402 of Regulation S-K. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned unitholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3. FOR AGAINST ABSTAIN INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Unitholder Note: Please sign exactly as your name or names appear on this proxy. When limited partnership units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Signature of Unitholder Date: Date:

ANNUAL MEETING OF LIMITED PARTNERS OF BUCKEYE PARTNERS, L.P. June 3, 2014 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17265/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20430300000000000000 2 060314 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. The election of four Class I directors to serve on our general partner's board of directors until our 2017 annual meeting of limited partners. Forrest E. Wylie Barbara J. Duganier Joseph A. LaSala, Jr. Martin A. White 2. The ratification of the selection of Deloitte & Touche LLP as Buckeye Partners, L.P.'s independent registered public accountants for 2014. 3. The approval, in an advisory vote, of the compensation of Buckeye's named executive officers as described in our proxy statement pursuant to Item 402 of Regulation S-K. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned unitholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Note: Please sign exactly as your name or names appear on this proxy. When limited partnership units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Signature of Unitholder Signature of Unitholder Date: Date:

QuickLinks

PROPOSAL 1—ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS OF OUR GENERAL PARTNER
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Summary Compensation Table
2013 Grants of Plan-Based Awards Table
2013 Outstanding Equity Awards at Fiscal Year-End Table
2013 Unit Option Exercises and Units Vested Table
2013 Nonqualified Deferred Compensation Table
2013 Director Compensation Table
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION
UNITHOLDER PROPOSALS FOR 2015 ANNUAL MEETING OF LIMITED PARTNERS
WHERE YOU CAN FIND MORE INFORMATION ABOUT US